AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2004


                                                     REGISTRATION NO. 333-114604


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  I-TRAX, INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                   ------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   23-3057155
                   ------------------------------------------
                      (I.R.S. Employer Identification No.)

                          ONE LOGAN SQUARE, SUITE 2615
                               130 N. 18TH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 557-7488
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              YURI ROZENFELD, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                  I-TRAX, INC.
                  ONE LOGAN SQUARE, SUITE 2615, 130 N. 18TH ST.
                             PHILADELPHIA, PA 19103
                               (215) 557-7488 x116
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              JUSTIN P. KLEIN, ESQ.
                            GERALD J. GUARCINI, ESQ.
                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                         1735 MARKET STREET, 51ST FLOOR
                             PHILADELPHIA, PA 19103
                                 (215) 665-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       __________________________________

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         The first prospectus in this registration statement relates to the resale by certain holders of up to 10,676,094 shares of our common stock from time to time in any number of possible transactions as set forth in the plan of distribution in the first prospectus.

         The second prospectus in this registration statement relates to the resale by certain holders of up to 15,850,436 shares of our common stock through one or more placement agents as set forth in the plan of distribution in the second prospectus.

         The information in this prospectus is not complete and may be changed without notice. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED AUGUST 27, 2004


                                   PROSPECTUS

                                  I-TRAX, INC.

                                   10,676,094

                                    SHARES OF

                                  COMMON STOCK

         This prospectus relates to the offer and sale from time to time of the following shares held by the selling shareholders:

          o    up to 88,094 shares of our common stock;

          o up to 10,000,000 shares of our common stock issuable upon the conversion of outstanding Series A Convertible Preferred Stock; and

          o up to 588,000 shares of our common stock issuable upon the exercise of outstanding options and warrants.

         The prices at which selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.


         Our common stock is listed on the American Stock Exchange under the symbol "DMX." On August 25, 2004, the closing price for our common stock was $2.89.


         This prospectus is part of a registration statement, which also includes a separate prospectus covering the resale of up to an additional 15,850,436 shares of our common stock.


         Investing in our common stock involves risks, which are described in the "Risk Factors" section beginning on page 8 of this prospectus.


                        ________________________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        ________________________________


              The date of this Prospectus is ________________, 2004

                                TABLE OF CONTENTS



I-trax, Inc................................................................  3
Risk Factors...............................................................  8
Statement Regarding Forward-Looking Information............................ 18
Cautionary Note............................................................ 18
Market for Our Common Stock................................................ 19
Use of Proceeds............................................................ 19
Selling Security Holders................................................... 20
Plan of Distribution....................................................... 25
Available Information...................................................... 26
Incorporation of Certain Documents by Reference............................ 26
Legal Matters.............................................................. 27
Experts.................................................................... 27

                                  I-TRAX, INC.

Overview


         I-trax is an integrated health and productivity management company formed by the merger on March 19, 2004 of I-trax, Inc. and Meridian Occupational Healthcare Associates, Inc., which does business as CHD Meridian Healthcare.

         We offer two categories of services that can be integrated or blended as necessary or appropriate based on each client's needs. The first category includes on-site health related services such as occupational health, primary care, corporate health, and pharmacy, which were historically offered by CHD Meridian Healthcare. We believe we are the nation's largest provider of on-site corporate health management services. The second category includes personalized health management programs, which were historically offered by I-trax.

         Our services are designed to allow employers to contract directly for a wide range of employee healthcare needs. We can deliver these services at or near the client's work site by opening, staffing and managing a clinic or pharmacy dedicated to the client and its employees, or remotely by using the Internet and our state-of-the-art Care Communication Center staffed with trained nurses and other healthcare professionals who are available 24 hours per day, 7 days per week. Our array of services provides each client with flexibility to meet its specific pharmacy, primary care, occupational health, corporate health, wellness, lifestyle management or disease management needs.

         We provide services to approximately 150 clients, including automotive and automotive parts manufacturers, consumer products manufacturers, large financial institutions, health plans, integrated delivery networks, and third party administrators. We currently operate approximately 160 on-site facilities in 32 states. Our client retention rate is high due to strong client relationships that are supported by the critical nature of our services, the benefits achieved by employer and employee constituents, and the utilization of multi-year service contracts.

Our Services


         Occupational Health Services


         We provide professional staffing and management of on-site health facilities that address the occupational health, workers' compensation injuries, and minor illness needs of the employer's workforce. These programs are designed to operate across the entire array of occupational health regulatory environments and emphasize work-related injury cost-reduction, treatment, medical surveillance or testing, disability management, case management, return-to-work coordination, medical community relations or oversight, on-site physical therapy and injury prevention, and ergonomic assessment and intervention. Our health programs improve compliance with treatment protocols and drug formularies, enhance employee productivity, and allow for greater employer control of occupational health costs. We currently operate 79 occupational health facilities.


         Primary Care Services


         We operate employer-sponsored health centers designed to integrate with the employer's existing healthcare plans. In such arrangements, employers contract with us directly for primary care health services and in the process regain control of costs, quality and access. Generally, each of our health centers services a single employer and offers health management programs addressing the primary care needs of the employee base, including optometry services and prevention and disease management programs. Clients may combine our health centers with a dedicated pharmacy. We also offer customized solutions in network management and absence management, including non-work related case management and disability management. Our physicians, nurses, and other staff are dedicated to the customer's employee population, allowing employees, retirees, and their dependents to receive cost-effective, high quality, accessible and convenient care. We currently operate 18 primary care centers.

         Pharmacy Services


         We operate employer-sponsored pharmacies that offer prescription services exclusively to the client's covered population. A client may also combine our pharmacy with a dedicated primary care center. By leveraging prescription volume across our client base and procuring pharmaceuticals as a captive class of trade, we purchase products at considerable savings for our clients, thus significantly and positively affecting what we understand is one of our clients' fastest-growing healthcare cost categories. Our pharmacy services also use sophisticated information technologies. These technologies may be integrated with each client's existing pharmacy management programs and plans, and improve employees' prescription fulfillment convenience. We currently operate 24 pharmacies.


         Corporate Health Services


         We offer custom designed workplace programs that combine preventative care, occupational health, medical surveillance and testing, travel medicine and health education to non-industrial clients that do not experience significant physical injury rates, but nonetheless maintain large workforces with general and specialized medical needs. Clients for which we provide corporate health services include financial service, advertising and consulting firms. We currently operate 47 corporate healthcare facilities.

         Personalized Health Management Programs

         Our personalized health management programs are designed to deliver lifestyle and wellness management, and disease and risk reduction interventions to a client's entire population, across multiple locations and irrespective of population size. Using predictive science, sophisticated, proprietary computer software, clinical expertise, and personal care coordination, we enable our clients to provide their employees and dependents with a more cohesive and efficient system of healthcare. We use a unified data platform to allow all caregivers to share records, thus enabling our clients to provide effective coordination of care. We believe that by facilitating real-time secure communication between our client, the patient, the doctor, the care coordinator and the insurer our health management solutions reduce costs and enable improved delivery of care.

         Predictive Science. Our programs incorporate predictive science to analyze our client's medical claims and pharmacy and clinical data to predict future healthcare costs, which of those costs are avoidable, the health conditions that will drive those costs, and the people within our client's populations who are at risk for those conditions. Armed with this information, we tailor our programs to help the client achieve better care, savings and other desired results.

         Technology Solutions. Our technology utilizes a single data platform--Medicive(R) Medical Enterprise Data System--a proprietary software architecture developed to collect, store, sort, retrieve and analyze a broad range of information used in the healthcare industry. Our web accessible software includes portals for key stakeholders in the care delivery process--consumers, physicians and care managers--and permit real-time sharing of information and support the adherence to our health and disease intervention programs.

         Interventions and Clinical Expertise. Our programs include personalized health and disease interventions for individuals who suffer from, or are at high risk for, active or chronic disease and tailored programs for individuals who are at low risk. Depending on the individual's level of risk, our custom-tailored interventions include self-help programs available through the web or person-assisted programs administered through our Care Communication Center. All interventions include lifestyle and risk reduction programs that follow evidence-based clinical guidelines to optimize health, fitness, productivity, and quality of life.

         Care Communication Center. Our Care Communication Center is staffed with trained nurses and other healthcare professionals 24 hours per day, 7 days per week. Through the Center, we effect targeted interventions to achieve the goals of our programs. The Center helps each member or employee of our client make informed decisions about his or her health and provides ongoing support for those with chronic diseases. Our demand management and nurse triage services incorporate nationally recognized, evidence-based clinical guidelines to increase compliance by caregivers and consumers with best practices.

Our Client Contracts

         On-Site Facilities

         Our client contracts for on-site clinics and pharmacies are typically for an initial term of three to five years and renew automatically in the absence of notice to the contrary. Under these contracts, we typically provide services to our clients' employees, dependents and retirees, although arrangements vary depending on the contract. We charge these clients for our services on a "cost plus" basis to provide care to these individuals. Under such contracts, we currently operate approximately 160 on-site facilities in 32 states. We also currently estimate that approximately 650,000 individuals have access to our on-site clinics, which represents approximately 25% of our clients' employees, dependents and retirees.

         Personalized Health Management Programs

         Similar to contracts for on-site clinics and pharmacies, contracts covering our personalized health management programs are typically for an initial term of three to five years and renew automatically in the absence of notice to the contrary. Under these contracts, we typically charge our clients a per member or per employee per month fee, which increases with a corresponding increase in the level of service we provide. Basic personalized health management programs provide inbound telephone access to a nurse or healthcare professional for triage or health information, 24 hours per day, 7 days per week, for employees, health plan members and, in many instances, dependents. Enhanced programs, which we introduced in October 2003, provide inbound and outbound contacts by telephone, mail and e-mail and electronic health information and tools. Some clients also engage us to provide to their members, employees and dependents custom disease management programs to target individuals with a specific disease or who are at high risk for a specific disease. We charge additional fees for individuals that elect to enroll in our disease management programs. Our personalized health management contracts also allow risk-sharing. These contracts provide for an incentive payment and/or fee refund if we fail to achieve or exceed, as appropriate, a targeted percentage reduction in our client's healthcare costs.

Our Strategy

         Our business strategy is to improve the health status of employee populations and manage the claim trend experienced by employers and employees, self-insured employers and government agencies. These groups often seek programs that promote health, manage disease and disability, and complement existing health initiatives and benefits. Self-insured employers and government agencies invest in such health programs because they reduce later need for critical care and related costs, increase productivity, reduce absenteeism, improve health status of both active employees and retirees, and reduce overall costs.

         We believe that our programs offer a complete solution to meet this need. We service each segment of a self-insured employer's population to achieve the desired clinical and financial outcomes. Our on-site programs reduce healthcare costs of the populations that use our facilities. Complementing those services, our personalized health management programs improve the health of each client's entire population, achieving the same result. We believe that the combination of our on-site services and personalized health management solutions responds to a specific and frequent request of large employers for a comprehensive range of health management services.

         We also believe that we can offer our on-site clients the value added benefit of our personalized health management programs. We estimate that we service only 25% of our clients' covered lives through our on-site facilities. We believe, however, that through our personalized health management programs, we can provide services to the balance of these populations. Further, with respect to certain of these clients, we believe that we can successfully negotiate participation in future medical cost savings that may result from our services.

         Finally, our programs offer our clients multiple services and price entry points to meet their budget restrictions and specific needs. We believe that this available menu of services helps shorten our sales cycle and provides us with an opportunity to build a more comprehensive program as the relationship grows with each client over time.

Corporate Information

         General

         Our principal executive offices are located at One Logan Square, 130 N. 18th Street, Suite 2615, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 557-7488 and our fax number is (215) 557-7820. We maintain a website located at http://www.i-trax.com. Information contained on our website is not part of this prospectus.

         We make available our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, as well as any amendments to the forgoing, free of charge on our website as soon as reasonably practicable after they have been filed with the SEC. For a detailed description of our business, you should read these reports and the other filings we make with the SEC which are incorporated by reference in this prospectus.

         Corporate History

         I-trax was incorporated in Delaware on September 15, 2000 at the direction of the Board of Directors of I-trax Health Management Solutions, Inc., I-trax's then parent company. On February 5, 2001, I-trax became the holding company of I-trax Health Management at the closing of a reorganization pursuant to Section 251(g) of Delaware General Corporation Law. At the effective time of the reorganization, all of the stockholders of I-trax Health Management became the stockholders of I-trax and I-trax Health Management became a wholly owned subsidiary of I-trax. Further, all outstanding shares of I-trax Health Management were converted into shares of I-trax in a non-taxable transaction.

         The holding company structure has allowed us greater flexibility in our operations and expansion and diversification plans, including in the acquisitions of Meridian Occupational Healthcare Associates, Inc. and WellComm Group, Inc.

         I-trax acquired WellComm effective February 6, 2002. In the acquisition, we paid the WellComm stockholders approximately $2,200,000 in cash and 1,488,000 shares of our common stock. We also issued to each of two senior officers of WellComm options to acquire 56,000 shares of our common stock at a nominal exercise price. Because the acquisition was structured as a merger, we also assume all of WellComm's liabilities, which equaled approximately $775,000.

         We funded this acquisition by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC. We also issued Palladin a warrant to purchase up to 307,692 shares of our common stock. As of March 19, 2004, Palladin has converted all amounts outstanding under the debenture into common stock and has exercised the warrant in full at the conversion price and exercise price of $1.75 per share.


         We acquired CHD Meridian Healthcare on March 19, 2004. Under the merger agreement, we delivered to CHD Meridian Healthcare stockholders 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax Series A Convertible Preferred Stock, each of which is convertible into 10 shares of I-trax common stock, and paid $25,508,000 in cash. I-trax obtained the cash portion of the merger consideration by selling 1,000,000 shares of Series A Convertible Preferred Stock at a purchase price of $25.00 per share for gross proceeds of $25,000,000, and by borrowing $12,000,000 on a new $20,000,000 senior secured debt facility from a national lender.

         In the merger, I-trax assumed all of CHD Meridian Healthcare's liabilities, which equaled approximately $20,000,000.


         Immediately following the closing of the merger, I-trax redeemed from former CHD Meridian Healthcare stockholders that participated in the merger, pro rata, an aggregate of 200,000 shares of Series A Convertible Preferred Stock at their original issue price of $25.00 per share.

         Further, under the terms of the merger, if CHD Meridian Healthcare, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization, or EBITDA, additional shares of common stock will be payable as follows: If EBITDA equals or exceeds $8,100,000, the number of such additional shares of common stock payable will be 3,473,280; the number of such shares increases proportionately up to a maximum of 3,859,200 shares if EBITDA equals or exceeds $9,000,000. Any escrowed shares that are not released will be returned to I-trax for cancellation. The escrowed shares are not deemed outstanding for accounting purposes until released. Based upon CHD Meridian Healthcare's results of operations as of June 30, 2004, management believes that CHD Meridian Healthcare will achieve at least the minimum EBITDA target set forth in the merger agreement.

         Finally, under the merger agreement and the related financing documents, we are required to register for resale the shares of common stock issued in the merger and issuable upon conversion of shares of Series A Convertible Preferred Stock issued in the merger and in the related financing.

                                  RISK FACTORS

         You should carefully consider the following risks in evaluating I-trax and its business. Our business, financial condition and results of operations could be materially and adversely affected by each of these risks. Such an adverse effect could cause the market price of our common stock to decline, and you could lose all or part of your investment.

Risk Related to I-trax

         If we are not able to implement our business strategy of deploying our integrated services effectively to existing and new clients, we will not be able to grow our revenue.

         Although we believe that there is significant demand for the our services and products in the corporate healthcare market, there are many reasons why we may be unable to execute our business strategy, including our possible inability to:

          o    deploy our integrated services and solutions on a large scale;

          o attract a sufficiently large number of self-insured employers to subscribe for our services and software applications;

          o    increase awareness of our brand;

          o    strengthen user loyalty;

          o    develop and improve our services and solutions;

          o continue to develop and upgrade our services and software solutions; and

          o    attract, retain and motivate qualified personnel.

         Our inability to achieve the above goals will impact our revenue growth.


         Our credit facility contains certain covenants and financial tests that limit the way we conduct business.

         Our senior secured credit facility contains certain covenants and financial tests that limit the way we conduct business. These covenants require us to raise additional capital or to replace the credit facility, and may prevent us from accessing working capital, competing effectively or taking advantage of new business opportunities. Under our credit facility, we are also required to maintain specified financial ratios and satisfy certain financial tests. If we cannot comply with these covenants or meet these ratios and other tests, it could result in a default under our credit facility, and unless we are able to negotiate an amendment, forbearance or waiver, we could be required to repay all amounts then outstanding, which could have a material adverse effect on our business, results of operations and financial condition.

         Borrowings under our credit facility also are secured by liens on substantially all of our assets and the assets of our subsidiaries. If we are in default under one of these credit facilities, the lender could foreclose upon all or substantially all of our assets and the assets of our subsidiaries. We cannot assure you that we will generate sufficient cash flow to repay our indebtedness, and we further cannot assure you that, if the need arises, we will be able to obtain additional financing or to refinance our indebtedness on terms acceptable to us, if at all. Any such failure to obtain financing could have a material adverse effect on our business, results of operations and financial condition.

         Increasing   competition   for   contracts  to  establish   and  manage
         employer-dedicated pharmacies and clinics increases the likelihood that we may lose business to our competitors.

         CHD Meridian Healthcare pioneered the field of employer-dedicated pharmacies and primary care clinics. Although CHD Meridian Healthcare has always faced competition from other methods by which business enterprises can arrange and pay for healthcare services for their employees, until recently we rarely experienced face-to-face bidding for a contract to manage a particular employer's pharmacy or clinic. We have recently begun to see direct competition for employer-dedicated pharmacy management contracts, including from Caremark and Express Scripts. We expect this competition will increase over time. We believe that we have certain advantages in facing such competition, including our experience and know-how. However, some of our competitors and potential competitors, including prescription benefit management companies, with revenues in the multiple billions of dollars, are substantially bigger than we are. We believe that the potential market for employer-dedicated pharmacies is large enough for us to meet our growth plans despite increasing competition, but there are no assurances that we will in fact be able to do so. Our ability to maintain existing clients, expand services to existing clients, add new clients so as to meet our growth objectives, and maintain attractive pricing for our services, will depend on the interplay among overall growth in the use of employer-dedicated facilities, entry of new competitors into our business, and our success or failure in maintaining our market position as against these new entrants.

         In addition to this increasing head-to-head competition for contracts to establish and manage employer-dedicated facilities, we expect to continue to face competition for large employers' healthcare budget from other kinds of enterprises, including pharmacy benefit managers, health insurers, managed health care plans, and retail pharmacy chains.

         Loss of advantageous pharmaceutical pricing could adversely affect our income and the value we provide to our clients.

         We receive favorable pricing from pharmaceutical manufacturers as a result of our class of trade designation, which means that we only sell pharmaceutical products to our clients' employees, dependents and retirees. We also receive rebates from pharmaceutical manufacturers for driving market share to preferred products. The benefit of favorable pricing is generally passed on to our clients under the terms of client contracts. In the last few years, retail pharmacies have brought legal cases against pharmaceutical manufacturers challenging class of trade designations as unlawful price discrimination under the Robinson-Patman Act. Although these challenges have generally failed, there remains a possibility that we could lose the benefit of this favorable pricing, either due to a legal challenge or to a change in policies of the pharmaceutical manufacturers. Such a loss would diminish the value that we can provide to our clients and, therefore, would make our services less attractive. We also receive volume performance incentives from our pharmaceutical wholesaler which directly affect our revenue and the loss of which could adversely affect our income.

         Our business involves exposure to professional liability claims, and a failure to manage effectively our professional liability risks could expose us to unexpected expenses, which would result in losses.

         Under the terms of our contracts to manage employer sponsored clinics or pharmacies, we must procure professional liability insurance covering the operations of that clinic or pharmacy. We also typically agree to indemnify our clients against vicarious professional liability claims arising out of acts or omissions of healthcare providers working at the clinics and pharmacies we manage. Further, under the terms of our services agreements with affiliated professional corporations, we are contractually obligated to procure malpractice insurance on behalf of the professional corporations and their employed physicians and typically absorb such claims as are subject to the policy self-insured retention limit (which is explained below) or above the policy limit. Finally, there also exists the possibility of vicarious professional liability claims being made directly against us. As a result of these contractual arrangements, we routinely incur significant expenses arising out of professional liability claims. If we fail to manage the professional liability claims and associated risk effectively, we may sustain losses beyond our historic trend.

         Certain of our past professional liability insurance policy years were insured by two insurance companies that are now either insolvent or under regulatory supervision. As a result, we are effectively partially uninsured for those periods. We have established reserves in connection with the six pending claims from such policy years. Although we believe such reserves are reasonable based on our historic loss experience, there is no assurance that these reserves will be sufficient to pay all judgments or settlements. In addition, our current professional liability insurance provides for self-insured retention of $500,000. A self-insured retention is the amount that we have agreed to assume responsibility for under our insurance policy as if we are the insurer subject to the terms of the policy and related regulatory scheme. This means that we are, effectively, partially uninsured against a variety of claims that may arise from other years. We maintain a layer of excess insurance that begins with losses in excess of $1,000,000 per claim, including for the years in which our primary insurer is insolvent. We have reserved for projected future professional liability expenses based on our operations to date. These reserves, however, could prove inadequate, the size of our ultimate uninsured liability could exceed our established reserves and we will sustain losses.

         Our professional liability insurance policies are written on a "claims-made" basis, meaning that they cover only claims made during the policy period, and not events that occur during the policy period but result in a claim after the expiration of the policy. With this insurance strategy, we must renew or replace coverage each year in order to have coverage for prior years' operations. Availability and cost of such coverage are subject to market conditions, which can fluctuate significantly.

         We have established a subsidiary insurance company, which subjects us to additional regulatory requirements and once operating, will subject us to the risks associated with the insurance business.


         We have established as a wholly owned subsidiary insurance company and began operating it in the second quarter of 2004 to insure our professional liability exposure. We believe this approach will enhance our ability to manage malpractice exposure and stabilize insurance costs. Operating an insurance subsidiary, however, represents additional risk to our operations, including a potential perception among our existing and potential clients that we are not adequately insured. We have hired a manager and have engaged an actuarial consulting firm for the insurance subsidiary. When we commence its operations, we will be subject to the risks associated with any insurance business, which include investment risk relating to the performance of our invested assets set aside as reserves for future claims, the uncertainty of making actuarial estimates of projected future professional liability losses, and loss adjustment expenses. Failure to make an adequate return on our investments, to maintain the principal of invested funds, or to estimate future losses and loss adjustment expenses accurately, could cause us to sustain losses. Also, maintaining the insurance subsidiary has exposed us to substantial additional regulatory requirements, with attendant risks if we fail to comply with applicable regulations.


         We may be unable to integrate successfully our operations and realize the full cost savings we anticipate from the merger.

         The merger of CHD Meridian Healthcare and I-trax involves the integration of two companies that have previously operated independently and focused on different delivery methods within the corporate health management solutions market. The difficulties of combining the merged companies' operations include:

          o integrating complementary businesses under centralized management efficiently;

          o    coordinating geographically separated organizations;

          o    integrating personnel with diverse business backgrounds; and

          o    combining different corporate cultures.

         The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of I-trax or CHD Meridian Healthcare's businesses or the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the integration of the merged companies' operations could have an adverse effect on the business, results of operations or financial condition of the merged companies.

         Among the factors considered by the CHD Meridian Healthcare and the I-trax boards of directors in connection with their respective approvals of the merger were the opportunities for reduction of operating costs and improvements in operating efficiencies and other financial synergies that could result from the merger. We cannot give any assurance that these savings will be realized, or if realized, will be realized within the time periods contemplated by management.


         If our clients do not provide us accurate data, or if we do not process such data accurately, we may not be able to fulfill our client contracts.

         Implementation and delivery of our personalized health management programs is highly dependent on data about individuals to whom we provide care supplied to us by our clients, and on our information technology systems that process such data when we receive it. If we do not receive timely and accurate data from our clients, or if our information technology systems do not process such data accurately, we may not be able to fulfill our client contracts, which could have a material adverse effect on our business, results of operations and financial condition.


         If we lose key employees or fail to recruit and retain other skilled employees, we may not be able to continue our growth.


         Our business greatly depends on, among others, Frank A. Martin, chairman, chief executive officer and director, Haywood D. Cochrane, Jr., vice chairman and director, and Charles D. (Chip) Phillips, executive vice president and chief operating officer. If we cannot retain any one of these individuals, we will loose employees with considerable knowledge of our business, which could significantly reduce our ability to compete and succeed in the future.

         We maintain employment agreements with Messrs. Martin and Cochrane. Mr. Martin's employment agreement expires in December 2004. Mr. Cochrane's agreements expire in January 2005. Each employment agreement may be terminated by us with or without cause and by the applicable executive with or without good reason. We maintain a $5,000,000 key-man life insurance policy on Mr. Martin.


         Our future success also depends on our ability to attract, retain and motivate highly skilled employees. As we secure new contracts and implement our services and products, we will need to hire additional personnel in all operational areas. We may be unable, however, to attract, assimilate or retain such highly qualified personnel. Although we have not experienced such difficulties in the recent past, we may do so in the future, especially if the labor markets continue to tighten. If we cannot attract new personnel or retain and motivate current personnel, the service level we provide to our clients may suffer, which may cause us to loose clients and revenue.

         Our sales cycle is long and complex, which may slow our growth.

         The corporate health management business is growing rapidly and has many entrants. Further, although each entrant may define its service as corporate health management, the details of the services among the entrants are quite different. Because the services offered are complex, require clients to incur significant upfront costs and there are significant variations in the offered services by many vendors, potential clients take a long time to evaluate and purchase such services, lengthening our sales cycle. Further, the sales and implementation process for our services and software applications is lengthy, involves a significant technical evaluation and requires our clients to commit a great deal of time and money. Finally, the sale and implementation of our services are subject to delays due to our clients' internal budgets and procedures for approving large capital expenditures and deploying new services and software applications within their organizations. The sales cycle for our solutions, therefore, is unpredictable and has generally ranged from 3 to 24 months from initial contact to contract signing. The time it takes to implement our services is also difficult to predict and has lasted as long as 18 months from contract execution to the commencement of live operation. During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating the contract and implementing the solution without receiving any related revenue.

         Deterioration of the financial health of our clients, many of which are large U.S. manufacturing enterprises, may impair our business volume and collections.

         An adverse trend in one or more U.S. manufacturing industries could lead to plant closings or layoffs that could eliminate or reduce the need for some of our employer-dedicated healthcare facilities. Also, if our client becomes insolvent, we may not be able to recover outstanding accounts receivable owed by that client, and may suffer premature contract termination.

         Our professional liability insurance is written on a "claims-made" basis. This means that we are protected from malpractice claims only if the company that insured us at the time of the alleged "occurrence" is the same company at the time the claim is filed in court. If it is not, we will not have coverage. To continue coverage in such circumstances, we must obtain "tail" insurance coverage or continue to purchase insurance written on a "claims made" basis. We typically charge our clients for tail insurance coverage when the contract terminates. If a client is insolvent when the contract terminates, however, we may not be able to recoup the cost of tail insurance coverage, or other costs related to that facility's shutdown. We already experienced this in the case of Bethlehem Steel and National Steel, two clients for which we managed several facilities when these clients became debtors in Federal bankruptcy proceedings. This resulted in difficulty in collecting some amounts due to us, and generated claims against us of approximately $920,000 in the aggregate for repayment of allegedly preferential transfers previously received from the client. Because of the risks associated with client insolvency, and the concentration of CHD Meridian Healthcare's client base, our business is to some extent dependent on the continued health of U.S. manufacturing industries.


         We are dependent on software technologies and as such subject to frequent change and risks associated with Internet viruses and outages, which could destroy the information we maintain or prevent our clients from accessing important information.

         Our web-based software applications that form the backbone of our personalized health management programs depend on the continuous, reliable and secure operation of Internet servers and related hardware and software. Numerous viruses and outages on the Internet could cause outages of our applications from time to time. To the extent that our services are interrupted, our users will be inconvenienced and our reputation may be diminished. If access to our system becomes unavailable at a critical time, users could allege we are liable, which could depress our stock price, cause significant negative publicity and possibly lead to litigation. Although our computer and communications hardware is protected by physical and software safeguards, it is still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. We do not have 100% redundancy for all of our computer and telecommunications facilities. A catastrophic event could have a significant negative effect on our business, results of operations, and financial condition.


         We also depend on third parties to provide certain of our clients with Internet and online services necessary for access to our servers. It is possible that our clients will experience difficulties with Internet and other online services due to system failures, including failures unrelated to our systems. Any sustained disruption in Internet access provided by third parties could have a material adverse effect on our business, results of operations and financial condition.

         Finally, we retain confidential healthcare information on our servers. It is, therefore, important that our facilities and infrastructure remain secure and are perceived by clients to be secure. Although we operate our software applications from a secure facility managed by a reputable third party, our infrastructure may be vulnerable to physical or virtual break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage our reputation or result in liability to us.


         We are dependent on our ability to deploy and implement our software technologies efficiently.

         Our personalized health management programs are dependent on efficient deployment, implementation, and scalability of our software technology. To date, we have implemented our software technology for relatively few clients. We must continue to develop our software technology to provide the scalability and new functionality necessary to accommodate the greater number of clients we expect. If we fail to respond to these requirements, our ability to process new business could be slowed, which ultimately could have a material adverse effect on our business, results of operations and financial condition.

         We may be sued and incur losses if we provide inaccurate health information on our website or inadvertently disclose confidential health information to unauthorized users.

         Because users of our website will access health content and services relating to a medical condition they may have or may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if confidential information is disclosed inappropriately. These types of claims have been brought, sometimes successfully, against online services in the past. Others could also sue us for the content and services that will be accessible from our website through links to other websites or through content and materials that may be posted by our users in chat rooms or bulletin boards. Any such liability will have a material adverse effect on our reputation and our business, results of operations or financial position.

         We may be unable to compete successfully against companies offering other disease management products, which will impair our revenue growth.

         Many healthcare companies are offering disease management services and healthcare focused software solutions. Further, a vast number of Internet sites offer healthcare content, products and services. In addition, traditional healthcare providers compete for consumers' attention both through traditional means as well as through new Internet initiatives. Although we believe our technology-enabled service solutions are unique and better than our competitors', we compete for customers with numerous other businesses.

         We believe our competitors include the following:

          o    Disease  management  and  care  enhancement  companies,  such  as
               American    Healthways,     LifeMasters,    Matria    Healthcare,
               CorSolutions, SHPS Healthcare Services, and Health Dialog.

          o Wellness companies, such as StayWell, HealthMedia, Harris Health Trends, and Impact Health.

          o    On-site  healthcare  providers,   such  as  Comprehensive  Health
               Services, MedCor and Whole Health Management.

          o Pharmacy benefit management companies, such as Caremark and Express Scripts.

          o    Regional occupational health clinics and providers.

         Many of these potential competitors are likely to enjoy substantial competitive advantages compared to us, including:

          o    greater  name  recognition  and  larger  marketing   budgets  and
               resources;

          o    larger customer and user bases;

          o    larger production and technical staffs;

          o    substantially  greater financial,  technical and other resources;
               and

          o    a wider array of online products and services.

         To be competitive, we must continue to enhance our products and services as well as our sales and marketing channels. If we do not, we will not be able to grow our revenue.

         If other companies develop intellectual property identical or similar to ours, we will loose what we believe to be our competitive advantage.

         Our intellectual property is important to our business. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States do, and the global nature of the Internet makes it difficult to control the ultimate destination of our products and services. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation would probably be time-consuming and costly. We could be subject to intellectual property infringement claims as the number of our competitors grows and the content and functionality of software applications and services overlap with competitive offerings. Defending against these claims, even if not meritorious, could divert our attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and forced to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. We also intend to rely on a variety of technologies that we will license from third parties, including any database and Internet server software, which will be used to operate our applications. These third-party licenses may not be available to us on commercially reasonable terms. The loss of or inability to obtain and maintain any of these licenses could delay the introduction of enhancements to our software applications, interactive tools and other features until equivalent technology could be licensed or developed. Any such delays could materially and adversely affect our business, results of operations and financial condition.

         The loss of a major client will significantly reduce our revenues.

         In 2003, we had one client, Goodyear, which accounted for 10% of our pro forma revenue. We anticipate that our results of operations in any given period will continue to be influenced to a certain extent by a relatively small number of clients. Accordingly, if we were to lose the business of such a client, our results of operations could be materially and adversely affected.

Risk Related to Our Industry

         The healthcare industry is subject to general cost pressures that could reduce our revenue and gross margins.

         The healthcare industry is currently under pressure by governmental and private-sector revenue sources to cut spiraling costs. These pressures will continue and possibly intensify. Although we believe that our services and software applications assist public health agencies, hospitals, health plans and self-insured employers to control the high costs associated with treating patients, the pressures to reduce costs immediately may hinder our ability (or increase the length of time we require) to obtain new contracts. In addition, the focus on cost reduction may pressure our customers to restructure contracts and reduce our fees.

         We are affected by changes in the laws governing health plan, hospital and public health agency reimbursement under governmental programs such as Medicare and Medicaid. There are periodic legislative and regulatory initiatives to reduce the funding of the Medicare and Medicaid programs in an effort to curtail or reduce overall Federal healthcare spending. Federal legislation has and may continue to significantly reduce Medicare and Medicaid reimbursements to most hospitals. These reimbursement changes are negatively affecting hospital revenues and operations. Such legislative initiatives or government regulations could reduce demand for our services, our revenue and gross margins.

         We are subject to judicial and statutory prohibitions on the corporate practice of medicine, and failure to comply with these prohibitions will expose us to heightened scrutiny by regulatory agencies, fines, litigation and possibly loss of revenue.

         There are judicial and statutory prohibitions on the corporate practice of medicine, which vary from state to state. The corporate practice of medicine doctrine prohibits a corporation, other than a professional corporation, from practicing medicine or employing physicians. Some states also prohibit a non-physician from splitting or sharing fees charged by a physician for medical services. The services we provide include establishing and managing medical clinics. Most physician services at clinics we manage are provided by physicians who are employees of professional corporations with which we contract to provide non-professional services such as purchasing equipment and supplies, patient scheduling, billing, collection, accounting, and computer services. The professional corporations control hiring and supervise physicians and all medical functions. We have option agreements with the physician-owners of these affiliated professional corporations that entitle us to require the physician-owners to sell the stock of the professional corporations to any licensed physician we designate. This structure is intended to permit consolidation of the professional corporations' financial statements with ours, while maintaining sufficient separation to comply with the corporate practice of medicine doctrine and with fee-splitting and fee-sharing prohibitions. There remains, however, potential exposure to claims that this structure violates the corporate practice of medicine doctrine or fee-splitting or fee-sharing prohibitions, even though we do not believe that it does. If such a claim is successfully asserted against us in any jurisdiction, we could be subject to civil and criminal penalties, or could be required to restructure our contractual arrangements with clients. Any restructuring of contractual arrangements could result in lower revenues, increased expenses and reduced influence over the business decisions of those operations. Alternatively, some existing CHD Meridian Healthcare contracts could be found to be illegal and unenforceable, which could result in their termination and an associated loss of revenue, or inability to enforce valuable provisions of those contracts.

         We have custody of confidential patient records and if we fail to comply with regulations applicable to maintaining such records we may be fined or sued.

         Our personnel who staff our on-site pharmacies and clinics have custody of confidential patient records. Also, the computer servers we use to store our software applications and deliver our technology services also contain confidential health risk assessments completed by employees, patients and beneficiaries of our clients. In our capacity as a covered entity or as a business associate of a covered entity, we and the records we hold are subject to a rule entitled Privacy of Individually Identifiable Health Information, or Privacy Rule, promulgated by the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and also to any state laws that may have more stringent privacy requirements. We attempt to protect the privacy and security of confidential patient information in accordance with applicable law, but could face claims of violation of the Privacy Rule, invasion of privacy or similar claims, if our patient records or computer servers were compromised, or if our interpretation of the applicable privacy requirements, many of which are complex, were incorrect or allegedly incorrect, or if we failed to maintain a sufficiently effective compliance program.

         Furthermore, while we believe that the Privacy Rule protects our ability to obtain patient identifiable medical information for disease management purposes from certain of our clients, state legislation or regulations will preempt Federal legislation if state legislation or regulations are more restrictive. Accordingly, new Federal or state legislation or regulations restricting the availability of this information for disease management purposes could prevent us from performing services for our existing clients, termination of our disease management contracts and loss of revenue.

         We are subject to fraud and abuse statutes because we bill the Medicare and Medicaid programs to recover amounts that offset the healthcare costs of our clients and if we violate such statutes, we will be subject to civil and criminal penalties.

         In recent years, various government entities have actively investigated potential violations of fraud and abuse statutes and regulations by healthcare providers and by pharmaceutical manufacturers. The fraud and abuse provisions of the Social Security Act provide civil and criminal penalties and potential exclusion from the Medicare and Medicaid programs for persons or businesses who offer, pay, solicit or receive remuneration in order to induce referrals of patients covered by Federal healthcare programs (which include Medicare, Medicaid, TriCare and other Federally funded health programs). Although our services and those of our affiliated professional corporations are generally paid for by employer clients, we do bill the Medicare and Medicaid programs, and private insurance companies, as agent of our affiliated professional corporations, to recover reimbursable amounts that offset the healthcare costs borne by our clients. We are therefore subject to various regulations under the Medicare and Medicaid programs, including fraud and abuse prohibitions. We believe that we are compliant with these requirements, but could face claims of non-compliance if our interpretations of the applicable requirements, many of which are complex, were incorrect or allegedly incorrect, or if we fail to maintain a sufficiently effective compliance program.

         The professionals that staff our affiliated professional corporations as well as those we employ are subject to state and Federal licensure requirements and if we fail to comply with such licensure requirements, we may be scrutinized by regulatory agencies and fined.

         The doctors, nurses and other healthcare professionals that staff our affiliated professional corporations, the nurses that staff our care communication centers, and our on-site pharmacies and clinics, are subject to individual licensing requirements. All of our healthcare professionals and facilities that are subject to licensing requirements are licensed in the state in which they are physically present. Multiple state licensing requirements for healthcare professionals who provide services telephonically over state lines may require us to license some of our healthcare professionals in more than one state. We continually monitor the developments in telemedicine. There is no assurance, however, that new judicial decisions or Federal or state legislation or regulations would not increase the requirement for multi-state licensing of all central operating unit call center health professionals, which would significantly increase our administrative costs. Further, in the event a state regulatory agency alleges that we do not comply with relevant licensing requirements, we may be subject to fines and administrative action.

         The recently adopted Medicare prescription drug benefit legislation could reduce the demand for the prescription drug benefits we provide.

         In December 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003. This law provides Medicare beneficiaries with insurance coverage that offers access to prescription medicines. The prescription drug benefit, which will be called Medicare Part D, begins January 1, 2006. In the interim, a national prescription drug discount card for Medicare-eligible seniors will be instituted in April 2004. Under the new law, drug benefits will be provided through risk-bearing private plans contracting with the government (including plans offering only the Medicare Part D coverage as well as integrated plans offering all Medicare benefits). There will be an annual open period during which Medicare beneficiaries will choose their drug plan from among those available in their area of residence. In any areas where there are fewer than two private plan choices, the government will make a drug plan available directly.

         We do not know how this law will affect our business. Subsidies for employers providing retiree drug benefits will decrease the costs to those employers of providing such benefits, and therefore may increase the number of employers willing to provide retiree drug benefits, which would positively affect our business. On the other hand, employers that now offer prescription drug benefits may decide no longer to do so, on the basis that their retirees now will be able to obtain such benefits on their own through Medicare. In that case, such employers would have less need for employer-dedicated pharmacies of the kinds that we establish and manage and reduce our revenue.

Investment Risks

         The price of our common stock is volatile and investors may loose money if they invest in our stock.


         Our stock price has been and we believe will continue to be volatile. For example, from July 1, 2002 through August 25, 2004, the per share price of our stock has fluctuated from a high of $5.70 to a low of $1.37. The stock's volatility may be influenced by the market's perceptions of the healthcare sector in general, or other companies believed to be similar to us or by the market's perception of our operations and future prospects. Many of these perceptions are beyond our control. In addition, our stock is not heavily traded and therefore the ability to achieve relatively quick liquidity without a negative impact on our stock price is limited.


         Some of our outstanding shares are restricted from immediate resale but may be sold into the market in the immediate future, which would cause the market price of our common stock to drop significantly, even if our business is doing well.


         As of August 25, 2004, 28,655,871 shares of our common stock were issued and outstanding. Of this number, approximately 14,000,000 shares were issued in the CHD Meridian Healthcare merger as "restricted securities." Further, an additional 12,000,000 shares of our common stock, which are not reflected as issued and outstanding, are issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock. Of this latter amount, 2,000,000 shares are issuable upon conversion of Series A Convertible Preferred Stock issued in the CHD Meridian Healthcare merger and 10,000,000 shares are issuable upon conversion of Series A Convertible Preferred Stock sold to third party investors to fund a portion of the cash I-trax needed to acquire CHD Meridian Healthcare. This prospectus covers the resale of 10,000,000 of the 12,000,000 shares of our common stock issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock. A separate prospectus covers the resale of the approximately 14,000,000 shares of our common stock and approximately 2,000,000 shares of our common stock issuable upon conversion of Series A Convertible Preferred Stock issued or issuable in the CHD Meridian Healthcare merger. The two prospectuses cover an aggregate of approximately 26,000,000 shares of our common stock. If the selling shareholders under these prospectuses sell these shares at the same time, the market price of our common stock would most likely decline, possibly significantly.

         Shares reserved for future issuance upon the conversion of outstanding shares of Series A Convertible Preferred Stock and upon the exercise of issued options and warrants may cause dilution.

         As of August 25, 2004, approximately 12,000,000 shares of our common stock were reserved for issuance upon conversion of outstanding shares of Series A Convertible Preferred Stock and 5,180,852 shares of our common stock were reserved for issuance upon the exercise of our outstanding warrants and options. In addition, outstanding shares of our Series A Convertible Preferred Stock accrue dividend at the rate of 8% per year, which may be payable in common stock when shares of our Series A Convertible Preferred Stock are converted. Our stockholders, therefore, could experience dilution of their investment upon conversion or exercise, as applicable, of these securities.


         Provisions of our certificate of incorporation could impede a takeover of our company, even though a takeover may benefit our stockholders, or delay or prevent a change in management.

         Our board of directors has the authority, without further action by the stockholders, to issue from time to time, shares of preferred stock in one or more classes or series, and to fix the rights and preferences of such preferred stock, subject, however, to the limitations contained in the certificate of designations filed with respect to our Series A convertible preferred stock. We are subject to provisions of Delaware corporate law which, subject to certain exceptions, prohibit us from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of our common stock (referred to as an interested stockholder) for a period of three years following the date that such person became an interested stockholder, unless the business combination is approved in a prescribed manner. Additionally, bylaws establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. These provisions of Delaware law and of our certificate of incorporation and bylaws may have the effect of delaying, deterring or preventing a change in our existing management or control, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders of our common stock.

                 STATEMENT REGARDING FORWARD LOOKING INFORMATION


         This prospectus and our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus include forward-looking statements. All statements, other than statements of historical facts, included in this prospectus and our filings with the SEC incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors" beginning on page 8 above, that we believe could cause actual results or events to differ materially from the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.



                                 CAUTIONARY NOTE

         You should rely only on the information contained and incorporated by reference in this prospectus. No one has been authorized to provide you with different information. This prospectus is not an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained and incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.

                           MARKET FOR OUR COMMON STOCK

         Our common stock trades on the American Stock Exchange under the symbol "DMX." Prior to January 15, 2003, our common stock was quoted on the Over-the-Counter Bulletin Board under the symbol "IMTX" and "ITRX." The following table sets forth the high and low closing prices for our common stock for the periods indicated. All closing prices have been adjusted to reflect a 1-for-5 reverse stock split effected as of close of business on January 3, 2003.


                                                      High            Low
   2004
        Third Quarter (Through August 25, 2004)     $  4.290        $  2.600
        Second Quarter                              $  5.600        $  3.290
        First Quarter                                  5.700           3.910


   2003
        Fourth Quarter                                 4.490           2.600
        Third Quarter                                  3.790           2.600
        Second Quarter                                 3.000           1.510
        First Quarter                                  5.000           1.370


   2002
        Fourth Quarter                                 4.300           2.500
        Third Quarter                                  5.100           2.750
        Second Quarter                                 6.625           4.150

         As of August 25, 2004, there were approximately 435 registered holders of our common stock and approximately 70 registered holders of our Series A Convertible Preferred Stock. On August 25, 2004, the last reported sales price of our common stock was $2.89.


Dividend Policy

         We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future.

         Our Series A Convertible Preferred Stock accrues dividends on the original issue price at the rate of 8% per annum. The dividends are payable upon conversion of Series A Convertible Preferred Stock into common stock in additional shares of common stock or, subject to the consent of our senior secured lender, in cash.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of our common stock offered under this prospectus. However, we may receive proceeds from the exercise of the warrants and options by the selling shareholders, which proceeds we will use for general corporate purposes.

                            SELLING SECURITY HOLDERS

         We are registering for offer and sale by the applicable holders:

          o    up to 88,094 shares of our common stock;

          o up to 10,000,000 shares of our common stock issuable upon the conversion of outstanding Series A Convertible Preferred Stock; and

          o up to 588,000 shares of our common stock issuable upon the exercise of outstanding options and warrants.

         Based on information provided to us by the selling shareholders, the following table sets forth ownership information regarding the shares held by the selling shareholders.



                                                     Number of                          Common Stock Owned After
                                                     Shares of        Number of                 Offering
                                                   Common Stock       Shares of
                                                   Owned Before      Common Stock      Number of
Name of Selling Shareholder                        Offering (1)        Offered          Shares        Percentage
------------------------------------------------- ---------------- ----------------- -------------- ----------------
ACT Capital Partners, LP                                  120,000           120,000             --        --
Atlas Capital Master Fund, Ltd.                         1,195,200         1,195,200             --        --
Atlas Capital (Q.P.) L.P.                                 404,800           404,800             --        --
Bellfield Capital Partners                                 80,000            80,000             --        --
Franz J. Berlacher, MD Rev Trust dtd 6/8/94,                                                    --
   Franz J. Berlacher Trustee                              20,000            20,000                       --
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Gregory
   J. Berlacher                                            17,000            17,000             --        --
Cabernet Partners, LP                                     200,000           200,000             --        --
Chardonnay Partners, LP                                    40,000            40,000             --        --
Amir L. Ecker                                              33,000            33,000             --        --
EDJ Limited                                               120,000           120,000             --        --
Eller Financial Corp                                       50,000            40,000         10,000         *
Europa International, Inc.                                150,000           150,000             --        --
H&Q Healthcare Investors                                1,600,000         1,600,000             --        --
Heart Specialist of NOW Profit Sharing
   Plan/401k Trust FBO Franz J. Berlacher MD               40,000            40,000             --        --
Incline Capital, LP                                        80,000            80,000             --        --
Insignia Partners, LP                                     400,000           400,000             --        --
Clifford J. and Phyllis D. Kalista JTWROS                 100,000           100,000             --        --
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Clifford
   Kalista                                                 80,000            80,000             --        --
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Phyllis
   Kalista                                                 20,000            20,000             --        --
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Jill S.
   Meyer                                                    4,000             4,000             --        --
Northwood Capital Partners                                200,000           200,000             --        --
The Pinnacle Fund, L.P.                                 1,840,000         1,840,000             --        --
Porter Partners, LP                                       520,000           520,000             --        --
Precept Capital Master Fund, G.P.                          40,000            40,000             --        --
RTCL Partners                                              10,000            10,000             --        --




                                      -20-



Sandor Capital Master Fund, L.P.                           80,000            80,000             --        --
Dr. Richard N. Stein, Richard Stein MD Stanley
   Stein MD Trustees, MDS KEOGH                            11,000             6,000          5,000         *


Southwell Partners, L.P.                                1,704,500         1,600,000        104,500         *


Peter G. Stanley and Susan H. Stanley JTWROS               20,000            20,000             --        --
UVE Partners LLC                                          200,000           200,000             --        --
Richard C. Walling Jr.                                     20,000            20,000             --        --
Michael H. Weiss                                           40,000            40,000             --        --
Westpark Capital, L.P.                                    320,000           320,000             --        --
BPC Group LLC                                              20,000            20,000             --        --
Palladin Opportunity Fund LLC                             190,000           190,000             --        --
Frank M & Deborah F. Correll, JT TEN                       20,000            20,000             --        --
Edmund M. Deeter, III                                      20,000            20,000             --        --
James J. Dotzman                                           20,000            20,000             --        --
Gordon Gregoretti                                           6,000             6,000             --        --
Michael R. Hamblett                                        45,000            45,000             --        --
Steven C. & Janet Z. Handleman                              4,000             4,000             --        --
Kenneth M. & Astrid K. Jingozian, JTWROS                    8,000             8,000             --        --
Michael Lauria                                             10,000            10,000             --        --
W. Tyson Perry III                                          8,000             8,000             --        --
J. Michael Pruitt                                          20,000            20,000             --        --
Anthony J. Spatacco, Jr.                                   26,500            24,500          2,000         *
Anthony J. Spatacco, Sr.                                    8,000             8,000             --        --
Richard Tomasetti                                           6,000             4,000          2,000         *
Warren S. & Patricia Wallace                               10,000            10,000             --        --
Estate of Carol Rehtmeyer                                 181,547            94,094         87,453         *
Starboard Capital Markets, LLC                              2,500             2,500             --        --
VFT Special Ventures, LTD.                                482,000           482,000             --        --
ROI Group Associates, Inc.                                 40,000            40,000             --        --

(1) The actual number of shares of common stock offered in this prospectus and included in the registration statement of which this prospectus is a part includes such additional number of shares of common stock as may be issued or issuable by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended, or Securities Act.

*        Less than 1%.

         Material Relationships and Transactions


         An aggregate of 10,000,000 shares of common stock offered for resale under this prospectus are issuable upon conversion of Series A Convertible Preferred Stock. I-trax sold 1,000,000 shares of Series A Convertible Preferred Stock at a price of $25.00 per share to fund a portion of the cash I-trax needed to acquire CHD Meridian Healthcare. We refer to this transaction as the Merger Financing. Each share of Series A Convertible Preferred Stock is convertible into 10 shares of common stock at the conversion price of $2.50 per share. Series A Convertible Preferred Stock also accrues dividends on the original issue price at the rate of 8% per annum. The dividends are payable upon conversion of the Series A Convertible Preferred Stock into common stock in additional shares of common stock or, subject to the consent of our senior secured lender, in cash. We are registering for resale the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock issued in the Merger Financing in a registration statement of which this prospectus is part because we are required to do so by the Merger Financing transaction documents.

         An aggregate of 482,000 shares of common stock offered for resale under this prospectus by VFT Special Ventures, LTD are issuable upon exercise of warrants. I-trax issued the warrants to VFT Special Ventures pursuant to the terms of a placement agent agreement dated November 19, 2003 between Emerging Growth Equities, Ltd., a registered broker-dealer and an affiliate of VFT

Special Ventures, and I-trax. Under the terms of the agreement, Emerging Growth Equities served as one of two placement agents of the Series A Convertible Preferred Stock sold in the Merger Financing. The warrants are exercisable at $2.50 per share for a period of five years.


         An aggregate of 10,000 shares of common stock offered for resale under this prospectus by Starboard Capital Markets, LLC (2,500 shares), Michael R. Hamblett (5,000 shares) and Anthony J. Spatacco, Jr. (2,500 shares) are issuable upon exercise of warrants. I-trax issued the warrants to Starboard Capital Markets, a registered broker-dealer, and Messrs. Hamblett and Spatacco, Jr., two of its employees, as consideration for services rendered by Starboard Capital Markets pursuant to the terms of a placement agent agreement dated December 1, 2003 between Starboard Capital Markets and I-trax. Under the terms of the agreement, Starboard Capital Markets underwrote the placement of the Series A Convertible Preferred Stock sold in the Merger Financing by serving as one of two placement agents. The warrants are exercisable at $2.50 per share for a period of five years.


         Of the 190,000 shares of common stock offered for resale under this prospectus by Palladin Opportunity Fund LLC, or Palladin, 50,000 shares were issued to Palladin upon Palladin's exercise on December 31, 2003 of warrants at an exercise price of $1.75 per share. I-trax issued the warrants to Palladin in consideration for extending the maturity date under a 6% convertible senior debenture from February 3, 2004 to February 3, 2005. The debenture had since been converted into common stock in full. The remaining 140,000 shares of common stock offered for resale under this prospectus by Palladin are issuable upon conversion of Series A Convertible Preferred Stock.

         The 94,094 shares of common stock offered for resale under this prospectus by the Estate of Carol Rehtmeyer are comprised of 38,094 share of common stock and 56,000 shares of common stock issuable upon the exercise of stock options. Carol Rehtmeyer acquired the common stock in a private placement closed by I-trax on June 30, 2003 and the stock options in connection the acquisition by I-trax of WellComm Group, Inc. on February 6, 2002. The stock options are exercisable at $.005 per share.

         The 40,000 shares of common stock offered for resale under this prospectus by ROI Group Associates, Inc. are issuable upon exercise of warrants. I-trax issued the warrants to ROI Group on December 11, 2003 as consideration for investor relations services rendered by ROI Group to I-trax under an agreement effective as of November 16, 2002. The warrants are exercisable at $1.76 per share for a period of five years.

         Broker-Dealer and Other Affiliations


         Starboard Capital Markets, a registered broker-dealer, is a selling shareholder. Starboard Capital Markets acquired the shares offered for resale under this prospectus pursuant to the terms of a placement agent agreement dated December 1, 2003 between Starboard Capital Markets and I-trax. Under the terms of the agreement, Starboard Capital Markets served as the placement agent of the Series A Convertible Preferred Stock sold in the Merger Financing.

         Each of Amir L. Ecker and Act Capital Partners, LP is a selling shareholder. Each of Mr. Ecker and Carol G. Frankenfield is a general partner of Act Capital and employed by a registered broker-dealer. Each of Mr. Ecker and Act Capital acquired the shares offered for resale under this prospectus in the Merger Financing and for resale in his or its ordinary course of business. Neither Mr. Ecker nor Act Capital has agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.


         Phyllis D. Kalista and Clifford J. Kalista are selling shareholders. Mr. and Ms. Kalista also exercise voting and dispositive power with respect to the shares of common stock offered for resale under this prospectus by Emerging Growth Equities 401K Pft Shr Plan dtd 9/1/99 Berlacher Spangler TTEES FBO Clifford Kalista and Emerging Growth Equities 401K Pft Shr Plan dtd 9/1/99 Berlacher Spangler TTEES FBO Phyllis Kalista, respectively. Each of Mr. and Ms. Kalista is employed by Emerging Growth Equities, a registered broker-dealer, and acquired the shares offered for resale under this prospectus individually and through the identified entities in the Merger Financing for resale in his, her or the applicable entity's ordinary course of business. Neither Mr. nor Ms. Kalista has agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         Peter G. Stanley is a selling shareholder and is an employee of Emerging Growth Equities, a registered broker-dealer. Mr. Stanley acquired the shares offered for resale under this prospectus in the Merger Financing and for resale in his ordinary course of business. Mr. Stanley does not have agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         Each of Northwood Capital Partners, LP, Cabernet Partners, LP, Chardonnay Partners, LP, and Insignia Partners, LP is a selling shareholder. Robert A. Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by these entities for resale under this prospectus. Mr. R. Berlacher is an affiliate of Emerging Growth Equities, a registered broker-dealer. Each of these entities acquired the shares offered for resale under this prospectus in the Merger Financing and for resale in its ordinary course of business. Mr. R. Berlacher does not have agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         Emerging Growth Equities 401K Pft Shr Plan dtd 9/1/99 Berlacher Spangler TTEES FBO Gregory J. Berlacher is a selling shareholder. Gregory J. Berlacher exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus. Mr. G. Berlacher is an affiliate of Emerging Growth Equities, a registered broker-dealer. The entity acquired the shares offered for resale under this prospectus in the Merger Financing and for resale in its ordinary course of
business.   Mr.  G.  Berlacher  does  not  have   agreements,   arrangements  or
understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         Emerging  Growth  Equities  401K  Pft Shr  Plan  dtd  9/1/99  Berlacher
Spangler TTEES FBO Jill S. Meyer is a selling shareholder. Jill S. Meyer exercises voting and dispositive power with respect to the shares of common stock offered by this entity for resale under this prospectus. Ms. Meyer is an employee of Emerging Growth Equities, a registered broker-dealer. The entity acquired the shares offered for resale under this prospectus in the Merger Financing and for resale in its ordinary course of business. Ms. Meyer does not have agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         Sandor Capital Master Fund, L.P. is a selling shareholder. John S. Lemak is a general partner of Sandor Capital and as such exercises voting and dispositive power with respect to the shares of common stock offered by Sandor Capital for resale under this prospectus. Mr. Lemak is also an affiliate of a registered broker-dealer. Sandor Capital acquired the shares to be offered for resale under this prospectus in the Merger Financing and for resale in its ordinary course of business. Neither Mr. Lemak nor Sandor Capital has agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         BPC Group, LLC is a selling shareholder and is an affiliate Bryant Park Capital, Inc., a registered broker-dealer. Bryant Park Capital, Inc. also provided to I-trax merger advisory services and a fairness opinion in connection with I-trax's acquisition of CHD Meridian Healthcare. BPC Group acquired the shares to be offered for resale under this prospectus in the Merger Financing and for resale in its ordinary course of business. BPC Group does not have agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         The managing member of Palladin, a selling shareholder, is an affiliate of a registered broker-dealer. Palladin acquired the shares of common stock offered for resale in this prospectus in its ordinary course of business. Palladin has no agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         Each of James J. Dotzman, W. Tyson Perry III, Janet Z. Handleman, Michael R. Hamblett, Edmund M. Deeter III, and Anthony J. Spatacco, Jr. is a selling shareholder and is an affiliate or employee of Starboard Capital Markets, a registered broker-dealer. Each of these individuals acquired the shares offered for resale under this prospectus in the Merger Financing and for resale in his or her ordinary course of business. None of these individuals have agreements, arrangements or understandings with any other persons, either directly or indirectly, to distribute I-trax securities.

         Voting and Dispositive Power

         The following individuals have voting and dispositive power with respect to the shares of common stock offered under this prospectus for resale by entities:



                                                               Individual or Individuals Who Exercise Voting and
Name of Selling Shareholder                                                    Dispositive Power
----------------------------------------------------        --------------------------------------------------------

ACT Capital Partners, LP                                    Amir L. Ecker and Carol G. Frankenfield


Atlas Capital Master Fund, Ltd.                             Robert Alpert
Atlas Capital (Q.P.) L.P.                                   Robert Alpert


Bellfield Capital Partners                                  David Brigante


Franz J. Berlacher, MD Rev Trust dtd 6/8/94,
   Franz J. Berlacher Trustee                               Franz J. Berlacher
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Gregory J.
   Berlacher                                                Gregory J. Berlacher
Cabernet Partners, LP                                       Robert A. Berlacher
Chardonnay Partners, LP                                     Robert A. Berlacher
EDJ Limited                                                 Jeffrey H. Porter
Eller Financial Corp                                        Marc W. Eller
Europa International, Inc.                                  Fred Knoll
H&Q Healthcare Investors                                    Kim Carroll
Heart Specialist of NOW Profit Sharing Plan/401k
   Trust FBO Franz J. Berlacher MD                          Franz J. Berlacher
Incline Capital, LP                                         Mark Hood
Insignia Partners, LP                                       Robert A. Berlacher and Bruce E. Terker
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Clifford
   Kalista                                                  Clifford J. Kalista
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Phyllis
   Kalista                                                  Phyllis D. Kalista
Emerging Growth Equities 401K Pft Shr Plan dtd
   9/1/99 Berlacher Spangler TTEES FBO Jill S.
   Meyer                                                    Jill S. Meyer
Northwood Capital Partners                                  Robert A. Berlacher
The Pinnacle Fund, L.P.                                     Barry M. Kitt
Porter Partners, LP                                         Jeffrey H. Porter
Precept Capital Master Fund, G.P.                           D. Blair Baker
RTCL Partners                                               Richard C. Walling
Sandor Capital Master Fund, L.P.                            John S. Lemak
Dr. Richard N. Stein, Richard Stein MD Stanley
   Stein MD Trustees, MDS' KEOGH                            Richard N. Stein
Southwell Partners, L.P.                                    Wilson S. Jaeggli
UVE Partners LLC                                            Gary M. Simon and Kent M. Klineman
Westpark Capital, L.P.                                      Patrick J. Brosnahan
BPC Group LLC                                               Joel Magerman
Palladin Opportunity Fund LLC                               Jeffrey Devers
Estate of Carol Rehtmeyer                                   Joshua Rehtmeyer and John Rehtmeyer
Starboard Capital Markets, LLC                              James J. Dotzman
VFT Special Ventures, LTD.                                  Gregory J. Berlacher
ROI Group Associates, Inc.                                  Robert J. Giordano

                              PLAN OF DISTRIBUTION

         The shares being offered by the selling shareholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

          o on the American Stock Exchange or on such other market on which the common stock may from time to time be trading;

          o    in privately-negotiated transactions;

          o    through broker-dealers, who may act as agents or principals;

          o through one or more underwriters on a firm commitment or best efforts basis;

          o    through the writing of options on the shares;

          o to cover short sales and other hedging transactions made after the date that the registration statement of which this prospectus is a part was declared effective by the SEC; or

          o    any combination thereof.

         The sale price to the public may be:

          o    the market price prevailing at the time of sale;

          o    a price related to such prevailing market price;

          o    at negotiated prices; or

          o such other price as the selling shareholders determine from time to time.


         The shares may also be sold pursuant to Rule 144, under the Securities Act, as permitted by that rule. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling shareholders or their respective pledgees, donees, transferees or other successors in interest may also sell the shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. These broker-dealers may be compensated with discounts, concessions or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both. The compensation as to a particular broker-dealer might be greater than customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. The selling shareholders may sell shares of common stock in block transactions to market makers or other purchasers at a price per share, which may be below the then market price.

         The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders.

         Because the selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or Exchange Act, or the rules and regulations under such acts, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

         The selling shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.


                              AVAILABLE INFORMATION

         We file reports, proxy statements and other information with the SEC (File No. 0-30275). Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding our company. The address of this website is http://www.sec.gov.

         We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock covered by this prospectus. This document constitutes the prospectus of I-trax filed as part of that registration statement. This document does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents we have filed with the SEC (File No. 0-30275) pursuant to the Exchange Act are incorporated herein by reference:


          o our Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on April 8, 2004, as amended by Form 10-KSB/A filed on June 2, 2004 and by Form 10-KSB/A filed on August 11, 2004;

          o our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed on May 14, 2004, as amended by Form 10-QSB/A filed on August 11, 2004, and our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 filed on August 18, 2004;

          o our Current Report on Form 8-K filed on February 3, 2004 and Current Report on Form 8-K filed on March 30, 2004, as amended by Form 8-K/A filed on June 2, 2004 and by Form 8-K/A filed on August 11, 2004;


          o the description of our common stock, $0.001 par value per share, and associated rights, contained in our registration statement on Form 8-A, filed on January 14, 2003, including any amendment or report filed for the purpose of updating this description; and

          o all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

         Any statement contained in a document incorporated by reference in this prospectus will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of the document. Any statement modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide upon written or oral request without charge to each person to whom this prospectus is delivered a copy of any or all of the documents which are incorporated in this prospectus by reference (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written requests for copies should be directed to I-trax, Inc., Investor Relations, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 557-7488.


                                  LEGAL MATTERS

         The validity of the shares of our common stock offered by this prospectus will be passed upon for us by our Vice President, General Counsel and Secretary.


                                     EXPERTS


         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB/A of I-trax, Inc. for the year ended December 31, 2003 and for each of the two years in the period then ended have been so incorporated in reliance on the reports of Goldstein Golub Kessler LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of CHD Meridian Healthcare at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, incorporated in this prospectus by reference to the Current Report on Form 8-K/A of I-trax, Inc. filed on August 11, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The information in this prospectus is not complete and may be changed without notice. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION, DATED AUGUST 27, 2004


                                   PROSPECTUS

                                  I-TRAX, INC.

                                   15,850,436

                                    SHARES OF

                                  COMMON STOCK

         This prospectus relates to the offer and sale from time to time of the following shares held by the selling shareholders:

          o    up to 13,851,550 shares of our common stock; and

          o up to 1,998,886 shares of our common stock issuable upon the conversion of outstanding Series A Convertible Preferred Stock.

         The shares covered by this prospectus will be offered for resale through one or more registered broker-dealers.

         The prices at which selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.


         Our common stock is listed on the American Stock Exchange under the symbol "DMX." On August 25, 2004, the closing price for our common stock was $2.89.


         This prospectus is part of a registration statement, which also includes a separate prospectus covering the resale of up to an additional 10,676,094 shares of our common stock.


         Investing in our common stock involves risks, which are described in the "Risk Factors" section beginning on page 8 of this prospectus.


                        ________________________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        ________________________________


              The date of this Prospectus is ________________, 2004

                                TABLE OF CONTENTS



   I-trax, Inc...........................................................  3
   Risk Factors..........................................................  8
   Statement Regarding Forward-Looking Information....................... 18
   Cautionary Note....................................................... 18
   Market for Our Common Stock........................................... 19
   Use of Proceeds....................................................... 19
   Selling Security Holders.............................................. 20
   Plan of Distribution.................................................. 23
   Available Information................................................. 25
   Incorporation of Certain Documents by Reference....................... 25
   Legal Matters......................................................... 26
   Experts............................................................... 26

                                  I-TRAX, INC.

Overview


         I-trax is an integrated health and productivity management company formed by the merger on March 19, 2004 of I-trax, Inc. and Meridian Occupational Healthcare Associates, Inc., which does business as CHD Meridian Healthcare.

         We offer two categories of services that can be integrated or blended as necessary or appropriate based on each client's needs. The first category includes on-site health related services such as occupational health, primary care, corporate health, and pharmacy, which were historically offered by CHD Meridian Healthcare. We believe we are the nation's largest provider of on-site corporate health management services. The second category includes personalized health management programs, which were historically offered by I-trax.

         Our services are designed to allow employers to contract directly for a wide range of employee healthcare needs. We can deliver these services at or near the client's work site by opening, staffing and managing a clinic or pharmacy dedicated to the client and its employees, or remotely by using the Internet and our state-of-the-art Care Communication Center staffed with trained nurses and other healthcare professionals who are available 24 hours per day, 7 days per week. Our array of services provides each client with flexibility to meet its specific pharmacy, primary care, occupational health, corporate health, wellness, lifestyle management or disease management needs.

         We provide services to approximately 150 clients, including automotive and automotive parts manufacturers, consumer products manufacturers, large financial institutions, health plans, integrated delivery networks, and third party administrators. We currently operate approximately 160 on-site facilities in 32 states. Our client retention rate is high due to strong client relationships that are supported by the critical nature of our services, the benefits achieved by employer and employee constituents, and the utilization of multi-year service contracts.

Our Services


         Occupational Health Services


         We provide professional staffing and management of on-site health facilities that address the occupational health, workers' compensation injuries, and minor illness needs of the employer's workforce. These programs are designed to operate across the entire array of occupational health regulatory environments and emphasize work-related injury cost-reduction, treatment, medical surveillance or testing, disability management, case management, return-to-work coordination, medical community relations or oversight, on-site physical therapy and injury prevention, and ergonomic assessment and intervention. Our health programs improve compliance with treatment protocols and drug formularies, enhance employee productivity, and allow for greater employer control of occupational health costs. We currently operate 79 occupational health facilities.


         Primary Care Services


         We operate employer-sponsored health centers designed to integrate with the employer's existing healthcare plans. In such arrangements, employers contract with us directly for primary care health services and in the process regain control of costs, quality and access. Generally, each of our health centers services a single employer and offers health management programs addressing the primary care needs of the employee base, including optometry services and prevention and disease management programs. Clients may combine our health centers with a dedicated pharmacy. We also offer customized solutions in network management and absence management, including non-work related case management and disability management. Our physicians, nurses, and other staff are dedicated to the customer's employee population, allowing employees, retirees, and their dependents to receive cost-effective, high quality, accessible and convenient care. We currently operate 18 primary care centers.

         Pharmacy Services


         We operate employer-sponsored pharmacies that offer prescription services exclusively to the client's covered population. A client may also combine our pharmacy with a dedicated primary care center. By leveraging prescription volume across our client base and procuring pharmaceuticals as a captive class of trade, we purchase products at considerable savings for our clients, thus significantly and positively affecting what we understand is one of our clients' fastest-growing healthcare cost categories. Our pharmacy services also use sophisticated information technologies. These technologies may be integrated with each client's existing pharmacy management programs and plans, and improve employees' prescription fulfillment convenience. We currently operate 24 pharmacies.


         Corporate Health Services


         We offer custom designed workplace programs that combine preventative care, occupational health, medical surveillance and testing, travel medicine and health education to non-industrial clients that do not experience significant physical injury rates, but nonetheless maintain large workforces with general and specialized medical needs. Clients for which we provide corporate health services include financial service, advertising and consulting firms. We currently operate 47 corporate healthcare facilities.

         Personalized Health Management Programs

         Our personalized health management programs are designed to deliver lifestyle and wellness management, and disease and risk reduction interventions to a client's entire population, across multiple locations and irrespective of population size. Using predictive science, sophisticated, proprietary computer software, clinical expertise, and personal care coordination, we enable our clients to provide their employees and dependents with a more cohesive and efficient system of healthcare. We use a unified data platform to allow all caregivers to share records, thus enabling our clients to provide effective coordination of care. We believe that by facilitating real-time secure communication between our client, the patient, the doctor, the care coordinator and the insurer our health management solutions reduce costs and enable improved delivery of care.

         Predictive Science. Our programs incorporate predictive science to analyze our client's medical claims and pharmacy and clinical data to predict future healthcare costs, which of those costs are avoidable, the health conditions that will drive those costs, and the people within our client's populations who are at risk for those conditions. Armed with this information, we tailor our programs to help the client achieve better care, savings and other desired results.

         Technology Solutions. Our technology utilizes a single data platform--Medicive(R) Medical Enterprise Data System--a proprietary software architecture developed to collect, store, sort, retrieve and analyze a broad range of information used in the healthcare industry. Our web accessible software includes portals for key stakeholders in the care delivery process--consumers, physicians and care managers--and permit real-time sharing of information and support the adherence to our health and disease intervention programs.

         Interventions and Clinical Expertise. Our programs include personalized health and disease interventions for individuals who suffer from, or are at high risk for, active or chronic disease and tailored programs for individuals who are at low risk. Depending on the individual's level of risk, our custom-tailored interventions include self-help programs available through the web or person-assisted programs administered through our Care Communication Center. All interventions include lifestyle and risk reduction programs that follow evidence-based clinical guidelines to optimize health, fitness, productivity, and quality of life.

         Care Communication Center. Our Care Communication Center is staffed with trained nurses and other healthcare professionals 24 hours per day, 7 days per week. Through the Center, we effect targeted interventions to achieve the goals of our programs. The Center helps each member or employee of our client make informed decisions about his or her health and provides ongoing support for those with chronic diseases. Our demand management and nurse triage services incorporate nationally recognized, evidence-based clinical guidelines to increase compliance by caregivers and consumers with best practices.

Our Client Contracts

         On-Site Facilities

         Our client contracts for on-site clinics and pharmacies are typically for an initial term of three to five years and renew automatically in the absence of notice to the contrary. Under these contracts, we typically provide services to our clients' employees, dependents and retirees, although arrangements vary depending on the contract. We charge these clients for our services on a "cost plus" basis to provide care to these individuals. Under such contracts, we currently operate approximately 160 on-site facilities in 32 states. We also currently estimate that approximately 650,000 individuals have access to our on-site clinics, which represents approximately 25% of our clients' employees, dependents and retirees.

         Personalized Health Management Programs

         Similar to contracts for on-site clinics and pharmacies, contracts covering our personalized health management programs are typically for an initial term of three to five years and renew automatically in the absence of notice to the contrary. Under these contracts, we typically charge our clients a per member or per employee per month fee, which increases with a corresponding increase in the level of service we provide. Basic personalized health management programs provide inbound telephone access to a nurse or healthcare professional for triage or health information, 24 hours per day, 7 days per week, for employees, health plan members and, in many instances, dependents. Enhanced programs, which we introduced in October 2003, provide inbound and outbound contacts by telephone, mail and e-mail and electronic health information and tools. Some clients also engage us to provide to their members, employees and dependents custom disease management programs to target individuals with a specific disease or who are at high risk for a specific disease. We charge additional fees for individuals that elect to enroll in our disease management programs. Our personalized health management contracts also allow risk-sharing. These contracts provide for an incentive payment and/or fee refund if we fail to achieve or exceed, as appropriate, a targeted percentage reduction in our client's healthcare costs.

Our Strategy

         Our business strategy is to improve the health status of employee populations and manage the claim trend experienced by employers and employees, self-insured employers and government agencies. These groups often seek programs that promote health, manage disease and disability, and complement existing health initiatives and benefits. Self-insured employers and government agencies invest in such health programs because they reduce later need for critical care and related costs, increase productivity, reduce absenteeism, improve health status of both active employees and retirees, and reduce overall costs.

         We believe that our programs offer a complete solution to meet this need. We service each segment of a self-insured employer's population to achieve the desired clinical and financial outcomes. Our on-site programs reduce healthcare costs of the populations that use our facilities. Complementing those services, our personalized health management programs improve the health of each client's entire population, achieving the same result. We believe that the combination of our on-site services and personalized health management solutions responds to a specific and frequent request of large employers for a comprehensive range of health management services.

         We also believe that we can offer our on-site clients the value added benefit of our personalized health management programs. We estimate that we service only 25% of our clients' covered lives through our on-site facilities. We believe, however, that through our personalized health management programs, we can provide services to the balance of these populations. Further, with respect to certain of these clients, we believe that we can successfully negotiate participation in future medical cost savings that may result from our services.

         Finally, our programs offer our clients multiple services and price entry points to meet their budget restrictions and specific needs. We believe that this available menu of services helps shorten our sales cycle and provides us with an opportunity to build a more comprehensive program as the relationship grows with each client over time.

Corporate Information

         General

         Our principal executive offices are located at One Logan Square, 130 N. 18th Street, Suite 2615, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 557-7488 and our fax number is (215) 557-7820. We maintain a website located at http://www.i-trax.com. Information contained on our website is not part of this prospectus.

         We make available our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, as well as any amendments to the forgoing, free of charge on our website as soon as reasonably practicable after they have been filed with the SEC. For a detailed description of our business, you should read these reports and the other filings we make with the SEC which are incorporated by reference in this prospectus.

         Corporate History

         I-trax was incorporated in Delaware on September 15, 2000 at the direction of the Board of Directors of I-trax Health Management Solutions, Inc., I-trax's then parent company. On February 5, 2001, I-trax became the holding company of I-trax Health Management at the closing of a reorganization pursuant to Section 251(g) of Delaware General Corporation Law. At the effective time of the reorganization, all of the stockholders of I-trax Health Management became the stockholders of I-trax and I-trax Health Management became a wholly owned subsidiary of I-trax. Further, all outstanding shares of I-trax Health Management were converted into shares of I-trax in a non-taxable transaction.

         The holding company structure has allowed us greater flexibility in our operations and expansion and diversification plans, including in the acquisitions of Meridian Occupational Healthcare Associates, Inc. and WellComm Group, Inc.

         I-trax acquired WellComm effective February 6, 2002. In the acquisition, we paid the WellComm stockholders approximately $2,200,000 in cash and 1,488,000 shares of our common stock. We also issued to each of two senior officers of WellComm options to acquire 56,000 shares of our common stock at a nominal exercise price. Because the acquisition was structured as a merger, we also assume all of WellComm's liabilities, which equaled approximately $775,000.

         We funded this acquisition by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC. We also issued Palladin a warrant to purchase up to 307,692 shares of our common stock. As of March 19, 2004, Palladin has converted all amounts outstanding under the debenture into common stock and has exercised the warrant in full at the conversion price and exercise price of $1.75 per share.


         We acquired CHD Meridian Healthcare on March 19, 2004. Under the merger agreement, we delivered to CHD Meridian Healthcare stockholders 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax Series A Convertible Preferred Stock, each of which is convertible into 10 shares of I-trax common stock, and paid $25,508,000 in cash. I-trax obtained the cash portion of the merger consideration by selling 1,000,000 shares of Series A Convertible Preferred Stock at a purchase price of $25.00 per share for gross proceeds of $25,000,000, and by borrowing $12,000,000 on a new $20,000,000 senior secured debt facility from a national lender.

         In the merger, I-trax assumed all of CHD Meridian Healthcare's liabilities, which equaled approximately $20,000,000.


         Immediately following the closing of the merger, I-trax redeemed from former CHD Meridian Healthcare stockholders that participated in the merger, pro rata, an aggregate of 200,000 shares of Series A Convertible Preferred Stock at their original issue price of $25.00 per share.

         Further, under the terms of the merger, if CHD Meridian Healthcare, continuing its operations following the closing of the merger as a subsidiary of I-trax, achieves calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization, or EBITDA, additional shares of common stock will be payable as follows: If EBITDA equals or exceeds $8,100,000, the number of such additional shares of common stock payable will be 3,473,280; the number of such shares increases proportionately up to a maximum of 3,859,200 shares if EBITDA equals or exceeds $9,000,000. Any escrowed shares that are not released will be returned to I-trax for cancellation. The escrowed shares are not deemed outstanding for accounting purposes until released. Based upon CHD Meridian Healthcare's results of operations as of June 30, 2004, management believes that CHD Meridian Healthcare will achieve at least the minimum EBITDA target set forth in the merger agreement.

         Finally, under the merger agreement and the related financing documents, we are required to register for resale the shares of common stock issued in the merger and issuable upon conversion of shares of Series A Convertible Preferred Stock issued in the merger and in the related financing.

                                  RISK FACTORS

         You should carefully consider the following risks in evaluating I-trax and its business. Our business, financial condition and results of operations could be materially and adversely affected by each of these risks. Such an adverse effect could cause the market price of our common stock to decline, and you could lose all or part of your investment.

Risk Related to I-trax

         If we are not able to implement our business strategy of deploying our integrated services effectively to existing and new clients, we will not be able to grow our revenue.

         Although we believe that there is significant demand for the our services and products in the corporate healthcare market, there are many reasons why we may be unable to execute our business strategy, including our possible inability to:

          o    deploy our integrated services and solutions on a large scale;

          o attract a sufficiently large number of self-insured employers to subscribe for our services and software applications;

          o    increase awareness of our brand;

          o    strengthen user loyalty;

          o    develop and improve our services and solutions;

          o continue to develop and upgrade our services and software solutions; and

          o    attract, retain and motivate qualified personnel.

         Our inability to achieve the above goals will impact our revenue growth.


         Our credit facility contains certain covenants and financial tests that limit the way we conduct business.

         Our senior secured credit facility contains certain covenants and financial tests that limit the way we conduct business. These covenants require us to raise additional capital or to replace the credit facility, and may prevent us from accessing working capital, competing effectively or taking advantage of new business opportunities. Under our credit facility, we are also required to maintain specified financial ratios and satisfy certain financial tests. If we cannot comply with these covenants or meet these ratios and other tests, it could result in a default under our credit facility, and unless we are able to negotiate an amendment, forbearance or waiver, we could be required to repay all amounts then outstanding, which could have a material adverse effect on our business, results of operations and financial condition.

         Borrowings under our credit facility also are secured by liens on substantially all of our assets and the assets of our subsidiaries. If we are in default under one of these credit facilities, the lender could foreclose upon all or substantially all of our assets and the assets of our subsidiaries. We cannot assure you that we will generate sufficient cash flow to repay our indebtedness, and we further cannot assure you that, if the need arises, we will be able to obtain additional financing or to refinance our indebtedness on terms acceptable to us, if at all. Any such failure to obtain financing could have a material adverse effect on our business, results of operations and financial condition.

         Increasing   competition   for   contracts  to  establish   and  manage
         employer-dedicated pharmacies and clinics increases the likelihood that we may lose business to our competitors.

         CHD Meridian Healthcare pioneered the field of employer-dedicated pharmacies and primary care clinics. Although CHD Meridian Healthcare has always faced competition from other methods by which business enterprises can arrange and pay for healthcare services for their employees, until recently we rarely experienced face-to-face bidding for a contract to manage a particular employer's pharmacy or clinic. We have recently begun to see direct competition for employer-dedicated pharmacy management contracts, including from Caremark and Express Scripts. We expect this competition will increase over time. We believe that we have certain advantages in facing such competition, including our experience and know-how. However, some of our competitors and potential competitors, including prescription benefit management companies, with revenues in the multiple billions of dollars, are substantially bigger than we are. We believe that the potential market for employer-dedicated pharmacies is large enough for us to meet our growth plans despite increasing competition, but there are no assurances that we will in fact be able to do so. Our ability to maintain existing clients, expand services to existing clients, add new clients so as to meet our growth objectives, and maintain attractive pricing for our services, will depend on the interplay among overall growth in the use of employer-dedicated facilities, entry of new competitors into our business, and our success or failure in maintaining our market position as against these new entrants.

         In addition to this increasing head-to-head competition for contracts to establish and manage employer-dedicated facilities, we expect to continue to face competition for large employers' healthcare budget from other kinds of enterprises, including pharmacy benefit managers, health insurers, managed health care plans, and retail pharmacy chains.

         Loss of advantageous pharmaceutical pricing could adversely affect our income and the value we provide to our clients.

         We receive favorable pricing from pharmaceutical manufacturers as a result of our class of trade designation, which means that we only sell pharmaceutical products to our clients' employees, dependents and retirees. We also receive rebates from pharmaceutical manufacturers for driving market share to preferred products. The benefit of favorable pricing is generally passed on to our clients under the terms of client contracts. In the last few years, retail pharmacies have brought legal cases against pharmaceutical manufacturers challenging class of trade designations as unlawful price discrimination under the Robinson-Patman Act. Although these challenges have generally failed, there remains a possibility that we could lose the benefit of this favorable pricing, either due to a legal challenge or to a change in policies of the pharmaceutical manufacturers. Such a loss would diminish the value that we can provide to our clients and, therefore, would make our services less attractive. We also receive volume performance incentives from our pharmaceutical wholesaler which directly affect our revenue and the loss of which could adversely affect our income.

         Our business involves exposure to professional liability claims, and a failure to manage effectively our professional liability risks could expose us to unexpected expenses, which would result in losses.

         Under the terms of our contracts to manage employer sponsored clinics or pharmacies, we must procure professional liability insurance covering the operations of that clinic or pharmacy. We also typically agree to indemnify our clients against vicarious professional liability claims arising out of acts or omissions of healthcare providers working at the clinics and pharmacies we manage. Further, under the terms of our services agreements with affiliated professional corporations, we are contractually obligated to procure malpractice insurance on behalf of the professional corporations and their employed physicians and typically absorb such claims as are subject to the policy self-insured retention limit (which is explained below) or above the policy limit. Finally, there also exists the possibility of vicarious professional liability claims being made directly against us. As a result of these contractual arrangements, we routinely incur significant expenses arising out of professional liability claims. If we fail to manage the professional liability claims and associated risk effectively, we may sustain losses beyond our historic trend.

         Certain of our past professional liability insurance policy years were insured by two insurance companies that are now either insolvent or under regulatory supervision. As a result, we are effectively partially uninsured for those periods. We have established reserves in connection with the six pending claims from such policy years.

Although we believe such reserves are reasonable based on our historic loss experience, there is no assurance that these reserves will be sufficient to pay all judgments or settlements. In addition, our current professional liability insurance provides for self-insured retention of $500,000. A self-insured retention is the amount that we have agreed to assume responsibility for under our insurance policy as if we are the insurer subject to the terms of the policy and related regulatory scheme. This means that we are, effectively, partially uninsured against a variety of claims that may arise from other years. We maintain a layer of excess insurance that begins with losses in excess of $1,000,000 per claim, including for the years in which our primary insurer is insolvent. We have reserved for projected future professional liability expenses based on our operations to date. These reserves, however, could prove inadequate, the size of our ultimate uninsured liability could exceed our established reserves and we will sustain losses.

         Our professional liability insurance policies are written on a "claims-made" basis, meaning that they cover only claims made during the policy period, and not events that occur during the policy period but result in a claim after the expiration of the policy. With this insurance strategy, we must renew or replace coverage each year in order to have coverage for prior years' operations. Availability and cost of such coverage are subject to market conditions, which can fluctuate significantly.

         We have established a subsidiary insurance company, which subjects us to additional regulatory requirements and once operating, will subject us to the risks associated with the insurance business.


         We have established as a wholly owned subsidiary insurance company and began operating it in the second quarter of 2004 to insure our professional liability exposure. We believe this approach will enhance our ability to manage malpractice exposure and stabilize insurance costs. Operating an insurance subsidiary, however, represents additional risk to our operations, including a potential perception among our existing and potential clients that we are not adequately insured. We have hired a manager and have engaged an actuarial consulting firm for the insurance subsidiary. When we commence its operations, we will be subject to the risks associated with any insurance business, which include investment risk relating to the performance of our invested assets set aside as reserves for future claims, the uncertainty of making actuarial estimates of projected future professional liability losses, and loss adjustment expenses. Failure to make an adequate return on our investments, to maintain the principal of invested funds, or to estimate future losses and loss adjustment expenses accurately, could cause us to sustain losses. Also, maintaining the insurance subsidiary has exposed us to substantial additional regulatory requirements, with attendant risks if we fail to comply with applicable regulations.


         We may be unable to integrate successfully our operations and realize the full cost savings we anticipate from the merger.

         The merger of CHD Meridian Healthcare and I-trax involves the integration of two companies that have previously operated independently and focused on different delivery methods within the corporate health management solutions market. The difficulties of combining the merged companies' operations include:

          o integrating complementary businesses under centralized management efficiently;

          o    coordinating geographically separated organizations;

          o    integrating personnel with diverse business backgrounds; and

          o    combining different corporate cultures.

         The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of I-trax or CHD Meridian Healthcare's businesses or the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the integration of the merged companies' operations could have an adverse effect on the business, results of operations or financial condition of the merged companies.

         Among the factors considered by the CHD Meridian Healthcare and the I-trax boards of directors in connection with their respective approvals of the merger were the opportunities for reduction of operating costs and improvements in operating efficiencies and other financial synergies that could result from the merger. We cannot give any assurance that these savings will be realized, or if realized, will be realized within the time periods contemplated by management.


         If our clients do not provide us accurate data, or if we do not process such data accurately, we may not be able to fulfill our client contracts.

         Implementation and delivery of our personalized health management programs is highly dependent on data about individuals to whom we provide care supplied to us by our clients, and on our information technology systems that process such data when we receive it. If we do not receive timely and accurate data from our clients, or if our information technology systems do not process such data accurately, we may not be able to fulfill our client contracts, which could have a material adverse effect on our business, results of operations and financial condition.


         If we lose key employees or fail to recruit and retain other skilled employees, we may not be able to continue our growth.


         Our business greatly depends on, among others, Frank A. Martin, chairman, chief executive officer and director, Haywood D. Cochrane, Jr., vice chairman and director, and Charles D. (Chip) Phillips, executive vice president and chief operating officer. If we cannot retain any one of these individuals, we will loose employees with considerable knowledge of our business, which could significantly reduce our ability to compete and succeed in the future.

         We maintain employment agreements with Messrs. Martin and Cochrane. Mr. Martin's employment agreement expires in December 2004. Mr. Cochrane's agreements expire in January 2005. Each employment agreement may be terminated by us with or without cause and by the applicable executive with or without good reason. We maintain a $5,000,000 key-man life insurance policy on Mr. Martin.


         Our future success also depends on our ability to attract, retain and motivate highly skilled employees. As we secure new contracts and implement our services and products, we will need to hire additional personnel in all operational areas. We may be unable, however, to attract, assimilate or retain such highly qualified personnel. Although we have not experienced such difficulties in the recent past, we may do so in the future, especially if the labor markets continue to tighten. If we cannot attract new personnel or retain and motivate current personnel, the service level we provide to our clients may suffer, which may cause us to loose clients and revenue.

         Our sales cycle is long and complex, which may slow our growth.

         The corporate health management business is growing rapidly and has many entrants. Further, although each entrant may define its service as corporate health management, the details of the services among the entrants are quite different. Because the services offered are complex, require clients to incur significant upfront costs and there are significant variations in the offered services by many vendors, potential clients take a long time to evaluate and purchase such services, lengthening our sales cycle. Further, the sales and implementation process for our services and software applications is lengthy, involves a significant technical evaluation and requires our clients to commit a great deal of time and money. Finally, the sale and implementation of our services are subject to delays due to our clients' internal budgets and procedures for approving large capital expenditures and deploying new services and software applications within their organizations. The sales cycle for our solutions, therefore, is unpredictable and has generally ranged from 3 to 24 months from initial contact to contract signing. The time it takes to implement our services is also difficult to predict and has lasted as long as 18 months from contract execution to the commencement of live operation. During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating the contract and implementing the solution without receiving any related revenue.

         Deterioration of the financial health of our clients, many of which are large U.S. manufacturing enterprises, may impair our business volume and collections.

         An adverse trend in one or more U.S. manufacturing industries could lead to plant closings or layoffs that could eliminate or reduce the need for some of our employer-dedicated healthcare facilities. Also, if our client becomes insolvent, we may not be able to recover outstanding accounts receivable owed by that client, and may suffer premature contract termination.

         Our professional liability insurance is written on a "claims-made" basis. This means that we are protected from malpractice claims only if the company that insured us at the time of the alleged "occurrence" is the same company at the time the claim is filed in court. If it is not, we will not have coverage. To continue coverage in such circumstances, we must obtain "tail" insurance coverage or continue to purchase insurance written on a "claims made" basis. We typically charge our clients for tail insurance coverage when the contract terminates. If a client is insolvent when the contract terminates, however, we may not be able to recoup the cost of tail insurance coverage, or other costs related to that facility's shutdown. We already experienced this in the case of Bethlehem Steel and National Steel, two clients for which we managed several facilities when these clients became debtors in Federal bankruptcy proceedings. This resulted in difficulty in collecting some amounts due to us, and generated claims against us of approximately $920,000 in the aggregate for repayment of allegedly preferential transfers previously received from the client. Because of the risks associated with client insolvency, and the concentration of CHD Meridian Healthcare's client base, our business is to some extent dependent on the continued health of U.S. manufacturing industries.


         We are dependent on software technologies and as such subject to frequent change and risks associated with Internet viruses and outages, which could destroy the information we maintain or prevent our clients from accessing important information.

         Our web-based software applications that form the backbone of our personalized health management programs depend on the continuous, reliable and secure operation of Internet servers and related hardware and software. Numerous viruses and outages on the Internet could cause outages of our applications from time to time. To the extent that our services are interrupted, our users will be inconvenienced and our reputation may be diminished. If access to our system becomes unavailable at a critical time, users could allege we are liable, which could depress our stock price, cause significant negative publicity and possibly lead to litigation. Although our computer and communications hardware is protected by physical and software safeguards, it is still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. We do not have 100% redundancy for all of our computer and telecommunications facilities. A catastrophic event could have a significant negative effect on our business, results of operations, and financial condition.


         We also depend on third parties to provide certain of our clients with Internet and online services necessary for access to our servers. It is possible that our clients will experience difficulties with Internet and other online services due to system failures, including failures unrelated to our systems. Any sustained disruption in Internet access provided by third parties could have a material adverse effect on our business, results of operations and financial condition.

         Finally, we retain confidential healthcare information on our servers. It is, therefore, important that our facilities and infrastructure remain secure and are perceived by clients to be secure. Although we operate our software applications from a secure facility managed by a reputable third party, our infrastructure may be vulnerable to physical or virtual break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage our reputation or result in liability to us.


         We are dependent on our ability to deploy and implement our software technologies efficiently.

         Our personalized health management programs are dependent on efficient deployment, implementation, and scalability of our software technology. To date, we have implemented our software technology for relatively few clients. We must continue to develop our software technology to provide the scalability and new functionality necessary to accommodate the greater number of clients we expect. If we fail to respond to these requirements, our ability to process new business could be slowed, which ultimately could have a material adverse effect on our business, results of operations and financial condition.

         We may be sued and incur losses if we provide inaccurate health information on our website or inadvertently disclose confidential health information to unauthorized users.

         Because users of our website will access health content and services relating to a medical condition they may have or may distribute our content to others, third parties may sue us for defamation, negligence, copyright or trademark infringement, personal injury or other matters. We could also become liable if confidential information is disclosed inappropriately. These types of claims have been brought, sometimes successfully, against online services in the past. Others could also sue us for the content and services that will be accessible from our website through links to other websites or through content and materials that may be posted by our users in chat rooms or bulletin boards. Any such liability will have a material adverse effect on our reputation and our business, results of operations or financial position.

         We may be unable to compete successfully against companies offering other disease management products, which will impair our revenue growth.

         Many healthcare companies are offering disease management services and healthcare focused software solutions. Further, a vast number of Internet sites offer healthcare content, products and services. In addition, traditional healthcare providers compete for consumers' attention both through traditional means as well as through new Internet initiatives. Although we believe our technology-enabled service solutions are unique and better than our competitors', we compete for customers with numerous other businesses.

         We believe our competitors include the following:

          o    Disease  management  and  care  enhancement  companies,  such  as
               American    Healthways,     LifeMasters,    Matria    Healthcare,
               CorSolutions, SHPS Healthcare Services, and Health Dialog.

          o Wellness companies, such as StayWell, HealthMedia, Harris Health Trends, and Impact Health.

          o    On-site  healthcare  providers,   such  as  Comprehensive  Health
               Services, MedCor and Whole Health Management.

          o Pharmacy benefit management companies, such as Caremark and Express Scripts.

          o    Regional occupational health clinics and providers.

         Many of these potential competitors are likely to enjoy substantial competitive advantages compared to us, including:

          o    greater  name  recognition  and  larger  marketing   budgets  and
               resources;

          o    larger customer and user bases;

          o    larger production and technical staffs;

          o    substantially  greater financial,  technical and other resources;
               and

          o    a wider array of online products and services.

         To be competitive, we must continue to enhance our products and services as well as our sales and marketing channels. If we do not, we will not be able to grow our revenue.

         If other companies develop intellectual property identical or similar to ours, we will loose what we believe to be our competitive advantage.

         Our intellectual property is important to our business. We rely on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property. Our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information. In addition, the laws of some foreign countries do not protect proprietary rights as well as the laws of the United States do, and the global nature of the Internet makes it difficult to control the ultimate destination of our products and services. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation would probably be time-consuming and costly. We could be subject to intellectual property infringement claims as the number of our competitors grows and the content and functionality of software applications and services overlap with competitive offerings. Defending against these claims, even if not meritorious, could divert our attention from operating our company. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and forced to develop noninfringing technology, obtain a license or cease selling the applications that contain the infringing technology. We may be unable to develop noninfringing technology or obtain a license on commercially reasonable terms, or at all. We also intend to rely on a variety of technologies that we will license from third parties, including any database and Internet server software, which will be used to operate our applications. These third-party licenses may not be available to us on commercially reasonable terms. The loss of or inability to obtain and maintain any of these licenses could delay the introduction of enhancements to our software applications, interactive tools and other features until equivalent technology could be licensed or developed. Any such delays could materially and adversely affect our business, results of operations and financial condition.

         The loss of a major client will significantly reduce our revenues.

         In 2003, we had one client, Goodyear, which accounted for 10% of our pro forma revenue. We anticipate that our results of operations in any given period will continue to be influenced to a certain extent by a relatively small number of clients. Accordingly, if we were to lose the business of such a client, our results of operations could be materially and adversely affected.

Risk Related to Our Industry

         The healthcare industry is subject to general cost pressures that could reduce our revenue and gross margins.

         The healthcare industry is currently under pressure by governmental and private-sector revenue sources to cut spiraling costs. These pressures will continue and possibly intensify. Although we believe that our services and software applications assist public health agencies, hospitals, health plans and self-insured employers to control the high costs associated with treating patients, the pressures to reduce costs immediately may hinder our ability (or increase the length of time we require) to obtain new contracts. In addition, the focus on cost reduction may pressure our customers to restructure contracts and reduce our fees.

         We are affected by changes in the laws governing health plan, hospital and public health agency reimbursement under governmental programs such as Medicare and Medicaid. There are periodic legislative and regulatory initiatives to reduce the funding of the Medicare and Medicaid programs in an effort to curtail or reduce overall Federal healthcare spending. Federal legislation has and may continue to significantly reduce Medicare and Medicaid reimbursements to most hospitals. These reimbursement changes are negatively affecting hospital revenues and operations. Such legislative initiatives or government regulations could reduce demand for our services, our revenue and gross margins.

         We are subject to judicial and statutory prohibitions on the corporate practice of medicine, and failure to comply with these prohibitions will expose us to heightened scrutiny by regulatory agencies, fines, litigation and possibly loss of revenue.

         There are judicial and statutory prohibitions on the corporate practice of medicine, which vary from state to state. The corporate practice of medicine doctrine prohibits a corporation, other than a professional corporation, from practicing medicine or employing physicians. Some states also prohibit a non-physician from splitting or sharing fees charged by a physician for medical services. The services we provide include establishing and managing medical clinics. Most physician services at clinics we manage are provided by physicians who are employees of professional corporations with which we contract to provide non-professional services such as purchasing equipment and supplies, patient scheduling, billing, collection, accounting, and computer services. The professional corporations control hiring and supervise physicians and all medical functions. We have option agreements with the physician-owners of these affiliated professional corporations that entitle us to require the physician-owners to sell the stock of the professional corporations to any licensed physician we designate. This structure is intended to permit consolidation of the professional corporations' financial statements with ours, while maintaining sufficient separation to comply with the corporate practice of medicine doctrine and with fee-splitting and fee-sharing prohibitions. There remains, however, potential exposure to claims that this structure violates the corporate practice of medicine doctrine or fee-splitting or fee-sharing prohibitions, even though we do not believe that it does. If such a claim is successfully asserted against us in any jurisdiction, we could be subject to civil and criminal penalties, or could be required to restructure our contractual arrangements with clients. Any restructuring of contractual arrangements could result in lower revenues, increased expenses and reduced influence over the business decisions of those operations. Alternatively, some existing CHD Meridian Healthcare contracts could be found to be illegal and unenforceable, which could result in their termination and an associated loss of revenue, or inability to enforce valuable provisions of those contracts.

         We have custody of confidential patient records and if we fail to comply with regulations applicable to maintaining such records we may be fined or sued.

         Our personnel who staff our on-site pharmacies and clinics have custody of confidential patient records. Also, the computer servers we use to store our software applications and deliver our technology services also contain confidential health risk assessments completed by employees, patients and beneficiaries of our clients. In our capacity as a covered entity or as a business associate of a covered entity, we and the records we hold are subject to a rule entitled Privacy of Individually Identifiable Health Information, or Privacy Rule, promulgated by the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and also to any state laws that may have more stringent privacy requirements. We attempt to protect the privacy and security of confidential patient information in accordance with applicable law, but could face claims of violation of the Privacy Rule, invasion of privacy or similar claims, if our patient records or computer servers were compromised, or if our interpretation of the applicable privacy requirements, many of which are complex, were incorrect or allegedly incorrect, or if we failed to maintain a sufficiently effective compliance program.

         Furthermore, while we believe that the Privacy Rule protects our ability to obtain patient identifiable medical information for disease management purposes from certain of our clients, state legislation or regulations will preempt Federal legislation if state legislation or regulations are more restrictive. Accordingly, new Federal or state legislation or regulations restricting the availability of this information for disease management purposes could prevent us from performing services for our existing clients, termination of our disease management contracts and loss of revenue.

         We are subject to fraud and abuse statutes because we bill the Medicare and Medicaid programs to recover amounts that offset the healthcare costs of our clients and if we violate such statutes, we will be subject to civil and criminal penalties.

         In recent years, various government entities have actively investigated potential violations of fraud and abuse statutes and regulations by healthcare providers and by pharmaceutical manufacturers. The fraud and abuse provisions of the Social Security Act provide civil and criminal penalties and potential exclusion from the Medicare and Medicaid programs for persons or businesses who offer, pay, solicit or receive remuneration in order to induce referrals of patients covered by Federal healthcare programs (which include Medicare, Medicaid, TriCare and other

Federally funded health programs). Although our services and those of our affiliated professional corporations are generally paid for by employer clients, we do bill the Medicare and Medicaid programs, and private insurance companies, as agent of our affiliated professional corporations, to recover reimbursable amounts that offset the healthcare costs borne by our clients. We are therefore subject to various regulations under the Medicare and Medicaid programs, including fraud and abuse prohibitions. We believe that we are compliant with these requirements, but could face claims of non-compliance if our interpretations of the applicable requirements, many of which are complex, were incorrect or allegedly incorrect, or if we fail to maintain a sufficiently effective compliance program.

         The professionals that staff our affiliated professional corporations as well as those we employ are subject to state and Federal licensure requirements and if we fail to comply with such licensure requirements, we may be scrutinized by regulatory agencies and fined.

         The doctors, nurses and other healthcare professionals that staff our affiliated professional corporations, the nurses that staff our care communication centers, and our on-site pharmacies and clinics, are subject to individual licensing requirements. All of our healthcare professionals and facilities that are subject to licensing requirements are licensed in the state in which they are physically present. Multiple state licensing requirements for healthcare professionals who provide services telephonically over state lines may require us to license some of our healthcare professionals in more than one state. We continually monitor the developments in telemedicine. There is no assurance, however, that new judicial decisions or Federal or state legislation or regulations would not increase the requirement for multi-state licensing of all central operating unit call center health professionals, which would significantly increase our administrative costs. Further, in the event a state regulatory agency alleges that we do not comply with relevant licensing requirements, we may be subject to fines and administrative action.

         The recently adopted Medicare prescription drug benefit legislation could reduce the demand for the prescription drug benefits we provide.

         In December 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003. This law provides Medicare beneficiaries with insurance coverage that offers access to prescription medicines. The prescription drug benefit, which will be called Medicare Part D, begins January 1, 2006. In the interim, a national prescription drug discount card for Medicare-eligible seniors will be instituted in April 2004. Under the new law, drug benefits will be provided through risk-bearing private plans contracting with the government (including plans offering only the Medicare Part D coverage as well as integrated plans offering all Medicare benefits). There will be an annual open period during which Medicare beneficiaries will choose their drug plan from among those available in their area of residence. In any areas where there are fewer than two private plan choices, the government will make a drug plan available directly.

         We do not know how this law will affect our business. Subsidies for employers providing retiree drug benefits will decrease the costs to those employers of providing such benefits, and therefore may increase the number of employers willing to provide retiree drug benefits, which would positively affect our business. On the other hand, employers that now offer prescription drug benefits may decide no longer to do so, on the basis that their retirees now will be able to obtain such benefits on their own through Medicare. In that case, such employers would have less need for employer-dedicated pharmacies of the kinds that we establish and manage and reduce our revenue.

Investment Risks

         The price of our common stock is volatile and investors may loose money if they invest in our stock.


         Our stock price has been and we believe will continue to be volatile. For example, from July 1, 2002 through August 25, 2004, the per share price of our stock has fluctuated from a high of $5.70 to a low of $1.37. The stock's volatility may be influenced by the market's perceptions of the healthcare sector in general, or other companies believed to be similar to us or by the market's perception of our operations and future prospects. Many of these perceptions are beyond our control. In addition, our stock is not heavily traded and therefore the ability to achieve relatively quick liquidity without a negative impact on our stock price is limited.

         Some of our outstanding shares are restricted from immediate resale but may be sold into the market in the immediate future, which would cause the market price of our common stock to drop significantly, even if our business is doing well.


         As of August 25, 2004, 28,655,871 shares of our common stock were issued and outstanding. Of this number, approximately 14,000,000 shares were issued in the CHD Meridian Healthcare merger as "restricted securities." Further, an additional 12,000,000 shares of our common stock, which are not reflected as issued and outstanding, are issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock. Of this latter amount, 2,000,000 shares are issuable upon conversion of Series A Convertible Preferred Stock issued in the CHD Meridian Healthcare merger and 10,000,000 shares are issuable upon conversion of Series A Convertible Preferred Stock sold to third party investors to fund a portion of the cash I-trax needed to acquire CHD Meridian Healthcare. This prospectus covers the resale of approximately 14,000,000 shares of our common stock and approximately 2,000,000 of the 12,000,000 shares of our common stock issuable upon conversion of our outstanding shares of Series A Convertible Preferred Stock issued or issuable in the CHD Meridian Healthcare merger. A separate prospectus covers the resale of the approximately 10,000,000 shares of our common stock issuable upon conversion of Series A Convertible Preferred Stock issued in the related financing. The two prospectuses cover an aggregate of approximately 26,000,000 shares of our common stock. If the selling shareholders under these prospectuses sell these shares at the same time, the market price of our common stock would most likely decline, possibly significantly.

         Shares reserved for future issuance upon the conversion of outstanding shares of Series A Convertible Preferred Stock and upon the exercise of issued options and warrants may cause dilution.

         As of August 25, 2004, approximately 12,000,000 shares of our common stock were reserved for issuance upon conversion of outstanding shares of Series A Convertible Preferred Stock and 5,180,852 shares of our common stock were reserved for issuance upon the exercise of our outstanding warrants and options. In addition, outstanding shares of our Series A Convertible Preferred Stock accrue dividend at the rate of 8% per year, which may be payable in common stock when shares of our Series A Convertible Preferred Stock are converted. Our stockholders, therefore, could experience dilution of their investment upon conversion or exercise, as applicable, of these securities.


         Provisions of our certificate of incorporation could impede a takeover of our company, even though a takeover may benefit our stockholders, or delay or prevent a change in management.

         Our board of directors has the authority, without further action by the stockholders, to issue from time to time, shares of preferred stock in one or more classes or series, and to fix the rights and preferences of such preferred stock, subject, however, to the limitations contained in the certificate of designations filed with respect to our Series A convertible preferred stock. We are subject to provisions of Delaware corporate law which, subject to certain exceptions, prohibit us from engaging in any "business combination" with a person who, together with affiliates and associates, owns 15% or more of our common stock (referred to as an interested stockholder) for a period of three years following the date that such person became an interested stockholder, unless the business combination is approved in a prescribed manner. Additionally, bylaws establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. These provisions of Delaware law and of our certificate of incorporation and bylaws may have the effect of delaying, deterring or preventing a change in our existing management or control, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders of our common stock.

                 STATEMENT REGARDING FORWARD LOOKING INFORMATION

         This prospectus and our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus include forward-looking statements. All statements, other than statements of historical facts, included in this prospectus and our filings with the SEC incorporated by reference in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors" beginning on page 8 above, that we believe could cause actual results or events to differ materially from the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.


                                 CAUTIONARY NOTE

         You should rely only on the information contained and incorporated by reference in this prospectus. No one has been authorized to provide you with different information. This prospectus is not an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained and incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.

                           MARKET FOR OUR COMMON STOCK

         Our common stock trades on the American Stock Exchange under the symbol "DMX." Prior to January 15, 2003, our common stock was quoted on the Over-the-Counter Bulletin Board under the symbol "IMTX" and "ITRX." The following table sets forth the high and low closing prices for our common stock for the periods indicated. All closing prices have been adjusted to reflect a 1-for-5 reverse stock split effected as of close of business on January 3, 2003.



                                                          High            Low
                                                          ----            ---
   2004
        Third Quarter (Through August 25, 2004)       $  4.290        $  2.600
        Second Quarter                                $  5.600        $  3.290
        First Quarter                                    5.700           3.910


   2003
        Fourth Quarter                                   4.490           2.600
        Third Quarter                                    3.790           2.600
        Second Quarter                                   3.000           1.510
        First Quarter                                    5.000           1.370


   2002
        Fourth Quarter                                   4.300           2.500
        Third Quarter                                    5.100           2.750
        Second Quarter                                   6.625           4.150




         As of August 25, 2004, there were approximately 435 registered holders of our common stock and approximately 70 registered holders of our Series A Convertible Preferred Stock. On August 25, 2004, the last reported sales price of our common stock was $2.89.



Dividend Policy

         We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future.

         Our Series A Convertible Preferred Stock accrues dividends on the original issue price at the rate of 8% per annum. The dividends are payable upon conversion of Series A Convertible Preferred Stock into common stock in additional shares of common stock or, subject to the consent of our senior secured lender, in cash.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of our common stock offered under this prospectus.

                            SELLING SECURITY HOLDERS

         We are registering for offer and sale by the applicable holders:

          o    up to 13,851,550 shares of our common stock; and

          o up to 1,998,886 shares of our common stock issuable upon the conversion of outstanding Series A Convertible Preferred Stock.

         Based on information provided to us by the selling shareholders, the following table sets forth ownership regarding the shares held by the selling shareholders.






                                               Number of Shares of Common
                                              Stock Owned Before Offering      Number of Shares Common     Common Stock Owned After
Name of Selling Shareholder                               (1)                       Stock Offered                  Offering
                                                              Common Stock                 Common Stock
                                                               underlying                   underlying
                                                               preferred       Common       preferred       Number of
                                              Common Stock       stock          Stock         stock          Shares      Percentage
-------------------------------------------- --------------- --------------- ------------ --------------- -------------- -----------

Warburg, Pincus Ventures L.P.                     4,148,461         623,595    4,148,461         623,595             --      --

Centre Reinsurance Limited                        2,329,174         336,119    2,329,174         336,119             --      --

CHD Investors LLC                                 1,544,646         232,190    1,544,646         232,190             --      --

Michael J. Hardies                                1,472,369         221,326    1,472,369         221,326             --      --


Susan M. Mathews                                  1,470,995         213,591    1,470,995         213,591             --      --


Finn Iverson Mathews, Colin Mathews
   Custodian                                          2,277              --        2,277              --             --      --
Beck Andrew Mathews, Colin Mathews
   Custodian                                          2,277              --        2,277              --             --      --
Nora Keller Mathews, Brendan Mathews
   Custodian                                          2,277              --        2,277              --             --      --
Quinn Annaley Mathews, Devin Mathews
   Custodian                                          2,277              --        2,277              --             --      --

Franklin Capital Associates III L.P.                925,567         139,131      925,567         139,131             --      --

Pacific Venture Group, L.P.                         651,209          93,974      651,209          93,974             --      --

Bessemer Venture Partners MOHA                      431,958          64,931      431,958          64,931             --      --

Charles D. Phillips                                 376,389          16,837      376,389          16,837             --      --

Coleman Swenson Hoffman Booth IV L.P.               219,324          32,968      219,324          32,968             --      --

Haywood D. Cochrane, Jr.                            154,109           6,893      154,109           6,893             --      --

PVG Associates, L.P.                                 30,526           4,405       30,526           4,405             --      --

Stryker Warren Jr.                                   29,858           4,338       28,858           4,338          1,000       *

John H. Austin                                       16,351           2,359       16,351           2,359             --      --
CGJR Health Care Services Private
Equities, L.P.                                       16,265           2,445       16,265           2,445             --      --

Craig Macnab                                         12,857           1,855       12,857           1,855             --      --

Jim Baker                                             4,088             589        4,088             589             --      --

Perry W. Moskovitz                                    4,088             589        4,088             589             --      --

Stuart Smith                                          2,967             428        2,967             428             --      --

Donald I.N. McKenzie                                  2,241             323        2,241             323             --      --




(1) The actual number of shares of common stock offered in this prospectus and included in the registration statement of which this prospectus is a part includes such additional number of shares of common stock as may be issued or issuable by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended, or Securities Act.

*    Less than 1%.

         Material Relationships and Transactions

         The 13,851,550 shares of common stock offered for resale under this prospectus were issued as part of an aggregate of 13,859,200 shares issued in connection with I-trax's acquisition of CHD Meridian Healthcare. Of this amount, 10,000,000 shares of common stock were issued to the selling shareholders and 3,859,200 were issued to an escrow agent for the benefit of the selling shareholders.

         An aggregate of 1,998,886 shares of common stock offered for resale under this prospectus are issuable upon conversion of Series A Convertible Preferred Stock. I-trax issued 200,000 shares of Series A Convertible Preferred Stock to the former stockholders of CHD Meridian Healthcare in connection with I-trax's acquisition of CHD Meridian Healthcare. Each share of Series A Convertible Preferred Stock is convertible into 10 shares of common stock at the conversion price of $2.50 per share. Series A Convertible Preferred Stock also accrues dividends on the original issue price of $25 per share at the rate of 8% per annum. The dividends are payable upon conversion of the Series A Convertible Preferred Stock into common stock in additional shares of common stock or, subject to the consent of our senior secured lender, in cash.


         We are registering for resale the shares of common stock and the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock offered for resale under this prospectus because we are required to do so by the merger agreement between I-trax and CHD Meridian Healthcare.

         Haywood D. Cochrane, Jr. is a director and vice chairman of I-trax, and prior to the acquisition of CHD Meridian Healthcare by I-trax served as chief executive officer of CHD Meridian Healthcare.


         Charles D. ("Chip") Phillips is executive vice president and chief operating officer of I-trax, and prior to the acquisition of CHD Meridian Healthcare by I-trax served as a director and chief operating officer of CHD Meridian Healthcare.

         Michael J. Hardies, M.D., is a senior vice president and chief medical officer - emeritus of I-trax and prior to the acquisition of CHD Meridian Healthcare by I-trax served as chairman and chief medical officer of CHD Meridian Healthcare.


         Eileen Sweeney, a former officer and director of certain entities affiliated with Centre Reinsurance Limited, served as a director of CHD Meridian Healthcare prior to its acquisition by I-trax.


         W. David Swenson, an affiliate of Franklin Capital Associates III L.P. and Coleman Swenson Hoffman Booth IV L.P., served as a director of CHD Meridian Healthcare prior to its acquisition by I-trax.

         Joel Ackerman, a representative of Warburg, Pincus Ventures L.P., served as a director of CHD Meridian Healthcare prior to its acquisition by I-trax.

         Brad Cooper, a representative of CHD Investors, LLC, served as a director of CHD Meridian Healthcare prior to its acquisition by I-trax.

         Voting and Dispositive Power

         The following individuals have voting and dispositive power with respect to the shares of I-trax common stock offered under this prospectus for resale by entities:



                                                               Individual or Individuals Who Exercise Voting and
Name of Selling Shareholder                                                    Dispositive Power
------------------------------------------------------      --------------------------------------------------------

Warburg, Pincus Ventures L.P.                               Warburg, Pincus and Co., the general partner, and
                                                            Warburg Pincus LLC, manager


Centre Reinsurance Limited                                  Philip Thorne, Stephen Williams or Emma Lopez


CHD Investors LLC                                           The ultimate corporate general partner has such voting
                                                            and dispositive power.
Franklin Capital Associates III L.P.                        W. David Swenson
Pacific Venture Group, L.P. and PVG Associates, L.P.        Layton R. Crouch, or any other active managing member
                                                            of PVG Equity Partners, LLC, general partner of
                                                            Pacific Venture Group, L.P. and PVG Associates, L.P.


Bessemer Venture Partners MOHA                              Bessemer Venture Partners III L.P., a Delaware limited
                                                            partnership, serves as the Managing Partner of
                                                            Bessemer Venture Partners MOHA and has exclusive
                                                            voting and dispositive power over the securities held
                                                            by Bessemer Venture Partners MOHA.  As a result,
                                                            William T. Burgin, Rober H. Buescher, G. Felda
                                                            Hardymon, Christopher F.O. Gabrieli and David J.
                                                            Cowan, who are the managing members of Deer III & Co.
                                                            LLC, the general partner of Bessemer Venture Partners
                                                            III L.P., share voting and dispositive power over the
                                                            shares of I-trax common stock offered under this
                                                            prospectus by Bessemer Venture Partners MOHA.  These
                                                            individuals disclaim beneficial ownership of the
                                                            shares held by Bessemer Venture Partners MOHA and
                                                            covered by the registration statement of which this
                                                            prospectus is a part except to the extent of their
                                                            pecuniary interest in such shares.


Coleman Swenson Hoffman Booth IV L.P.                       W. David Swenson
CGJR Health Care Services Private Equities, L.P.            Christopher Grant, Jr., president of CGJR Capital
                                                            Management, Inc., the general partner of CGJR Health
                                                            Care Series Private Equities, L.P.

                              PLAN OF DISTRIBUTION


         Subject to certain limitations on sales or other transfers agreed to by us and certain of the selling shareholders that are described below, the shares being offered by the selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may be sold from time to time in one or more transactions, which may involve block transactions:


     o on the American Stock Exchange or on such other market on which the common stock may from time to time be trading;

     o    in privately-negotiated transactions;

     o    through broker-dealers, who may act as agents or principals;

     o through one or more underwriters on a firm commitment or best efforts basis;

     o    through the writing of options on the shares;

     o to cover short sales and other hedging transactions made after the date that the registration statement of which this prospectus is a part was declared effective by the SEC; or

     o    any combination thereof.

     The  sale price to the public may be:

     o    the market price prevailing at the time of sale;

     o    a price related to such prevailing market price;

     o    at negotiated prices; or

     o such other price as the selling shareholders determine from time to time.

         The shares may also be sold pursuant to Rule 144 under the Securities Act, as permitted by that rule. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling shareholders or their respective pledgees, donees, transferees or other successors in interest may also sell the shares directly to market makers acting as principals or broker-dealers acting as agents for themselves or their customers. These broker-dealers may be compensated with discounts, concessions or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both. The compensation as to a particular broker-dealer might be greater than customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. The selling shareholders may sell shares of common stock in block transactions to market makers or other purchasers at a price per share, which may be below the then market price.

         The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling shareholders.

         Haywood D. Cochrane, Jr. and Charles D. Phillips have agreed that during the period prior to December ___, 2004, they will not, without the prior written consent of the majority of our independent directors, directly or indirectly, sell, offer to sell, contract to sell, loan, pledge, grant any option for sale or purchase of, agree to sell or otherwise dispose of, any shares of our common stock, or any securities convertible into or exercisable for our common stock, they beneficially own or may acquire, or with respect to which the they now have or may acquire the power of disposition.

         Subject to the exceptions described in the following paragraph, Warburg, Pincus Ventures L.P., Centre Reinsurance Limited, CHD Investors LLC, Michael J. Hardies, Susan M. Mathews, Franklin Capital Associates III L.P., Pacific Venture Group, L.P., Coleman Swenson Hoffman Booth IV L.P. and PVG Associates, L.P. have agreed that during the period prior to December 1, 2004, they will not, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or Exchange
Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock (whether any such transaction is to be settled by delivery of shares of common stock, other securities, cash or other consideration), or otherwise dispose of, any shares of common stock (or any securities convertible into, exercisable for or exchangeable for shares of common stock) or interest therein of us or of any of our subsidiaries.

         Warburg, Pincus Ventures L.P., Centre Reinsurance Limited, CHD Investors LLC, Michael J. Hardies, Susan M. Mathews, Franklin Capital Associates III L.P., Pacific Venture Group, L.P., Coleman Swenson Hoffman Booth IV L.P. and PVG Associates, L.P. have also agreed that at any time before December 1, 2004 they may only sell or otherwise transfer any shares of common stock offered under this prospectus with our prior written consent or through one or more underwriters or placement agents identified by us. In turn, we have agreed with these selling shareholders that to the extent we grant our written consent permitting any of them to sell or otherwise transfer any shares of common stock offered under this prospectus, we will do so for all of them to the same extent. We have also agreed with these selling shareholders that, during this period, we will use our reasonable commercial efforts to identify one or more underwriters or placement agents to place up to 25% of the shares offered by them under this prospectus. Once one or more underwriters or placement agents are identified, these selling shareholders may enter into an agreement or agreements with any such underwriters or placement agents. The relevant details of such agreement or agreements will be set forth in a supplement or revisions to this prospectus.

         Subject to the limitations and arrangements described above, any selling shareholder may, at any time, sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         Because the selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may potentially be deemed "underwriters" as that term is defined under the Securities Act, the Exchange Act, or the rules and regulations under such acts, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

         The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.


                              AVAILABLE INFORMATION

         We file reports, proxy statements and other information with the SEC (File No. 0-30275). Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding our company. The address of this website is http://www.sec.gov.

         We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock covered by this prospectus. This document constitutes the prospectus of I-trax filed as part of that registration statement. This document does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents we have filed with the SEC (File No. 0-30275) pursuant to the Exchange Act are incorporated herein by reference:


          o our Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on April 8, 2004, as amended by Form 10-KSB/A filed on June 2, 2004 and by Form 10-KSB/A filed on August 11, 2004;

          o our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed on May 14, 2004, as amended by Form 10-QSB/A filed on August 11, 2004, and our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 filed on August 18, 2004;

          o our Current Report on Form 8-K filed on February 3, 2004 and Current Report on Form 8-K filed on March 30, 2004, as amended by Form 8-K/A filed on June 2, 2004 and by Form 8-K/A filed on August 11, 2004;


          o the description of our common stock, $0.001 par value per share, and associated rights, contained in our registration statement on Form 8-A, filed on January 14, 2003, including any amendment or report filed for the purpose of updating this description; and

          o all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering.

         Any statement contained in a document incorporated by reference in this prospectus will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of the document. Any statement modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide upon written or oral request without charge to each person to whom this prospectus is delivered a copy of any or all of the documents which are incorporated in this prospectus by reference (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written requests for copies should be directed to I-trax, Inc., Investor Relations, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 557-7488.

                                  LEGAL MATTERS

         The validity of the shares of our common stock offered by this prospectus will be passed upon for us by our Vice President, General Counsel and Secretary.


                                     EXPERTS


         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB/A of I-trax, Inc. for the year ended December 31, 2003 and for each of the two years in the period then ended have been so incorporated in reliance on the reports of Goldstein Golub Kessler LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of CHD Meridian Healthcare at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, incorporated in this prospectus by reference to the Current Report on Form 8-K/A of I-trax, Inc. filed on August 11, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

-II-1-




PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by I-trax in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:


       SEC registration fee                                    $  17,141
       Printing and engraving expenses                            10,000
       Accounting fees and expenses                               15,000
       Attorneys' fees and expenses                               15,000
       Transfer agent's fees and expenses                          2,000
       Miscellaneous                                                 859

                Total:                                          $ 60,000



ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite such adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the Delaware General Corporation Law further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any rights to which the indemnified party may be entitled and the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include a provision in its Certificate of Incorporation, and I-trax's Certificate of Incorporation contains such a provision, to the



                                     -II-1-
effect that, subject to certain exceptions, a director of a Delaware corporation is not personally liable to the corporation or its stockholders for monetary damages for a breach of his fiduciary duty as a director.

I-trax's By-laws also provide that I-trax shall indemnify its directors and officers and, to the extent permitted by the Board of Directors, I-trax's employees and agents, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, I-trax's By-laws permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any of the Company's directors, officers, employees or agents arising out of their capacity as such.

ITEM 16. EXHIBITS

         NUMBER            EXHIBIT TITLE

         4.1 Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of I-trax, Inc. filed on March 19, 2004. (Incorporated by reference to Exhibit 4.2 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on April 8, 2004.)

         4.2 Form of warrant certificate of I-trax, Inc. issued as of March 19, 2004 to placement agents of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.7 to I-trax, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed on April 8, 2004.)

         4.3* Form of Subscription Agreement and amendment between I-trax, Inc. and each subscriber of Series A Convertible Preferred Stock.

         5*                Opinion of Vice President, General Counsel and
                           Secretary.

         23.1* Consent of Vice President, General Counsel and Secretary. (Included in Exhibit 5.)

         23.2**            Consent of Goldstein Golub Kessler LLP.

         23.3**            Consent of Ernst & Young LLP.

         24                Power of Attorney. (Included in signature page.)

         _____________________________
         *        Previously filed.
         **       Filed herewith.

ITEM 17.          UNDERTAKINGS

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells  securities,  a
post-effective   amendment  to  this  registration   statement  to  include  any
additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission


                                     -II-2-
such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-3-

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of this Amendment No. 2 to Registration Statement on Form S-3 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania on August 27, 2004.


                                  I-TRAX, INC.

                                  By:      /s/ Frank A. Martin
                                           -----------------------------
                                           Frank A. Martin, Chairman and
                                           Chief Executive Officer



                                  By:      /s/ Shannon W. Farrington
                                           -----------------------------
                                           Shannon W. Farrington,
                                           Chief Financial Officer
                                          (Principal Financial and Accounting
                                           Officer)






         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 was signed by the following persons in the capacities and on the dates stated.





Signature                                Title                                  Date
--------------------------               ---------------------------------      ---------------


/s/ Frank A. Martin                      Chairman, Chief Executive Officer      August 27, 2004
--------------------------               and Director
Frank A. Martin

*                                        Vice-Chairman, Director                August 27, 2004
--------------------------
Haywood D. Cochrane, Jr.

*                                        Director                               August 27, 2004
--------------------------
Philip D. Green

*                                        Director                               August 27, 2004
--------------------------
Dr. Michael M.E. Johns

*                                        Director                               August 27, 2004
--------------------------
Dr. Arthur N. Leibowitz

                                         Director                               August ___, 2004
--------------------------
Gail F. Lieberman

                                         Director                               August ___, 2004
--------------------------
Dr. David Nash

*                                        Director                               August 27, 2004
--------------------------
R. Dixon Thayer


*By: Frank A. Martin, Attorney in Fact.
     ---------------




                                     -II-4-